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                                                                    EXHIBIT 10.1

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                      UNIVERSAL HEALTH REALTY INCOME TRUST

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                         Dated as of September 27, 1996

                                  by and among

                      UNIVERSAL HEALTH REALTY INCOME TRUST,

             THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 HERETO

                                       AND

                         CORESTATES BANK, N.A., AS AGENT

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                           REVOLVING CREDIT AGREEMENT

                                TABLE OF CONTENTS

Section                                                                        PAGE

Section 1. DEFINITIONS ......................................................     1

Section 2. LOANS ............................................................    10
      Section 2.1. Commitment to Lend .......................................    10
      Section 2.2. Reduction of Commitment Amount ...........................    10
      Section 2.3. Notes ....................................................    11
      Section 2.4. Requests for Loans .......................................    11
      Section 2.5. Interest on Loans ........................................    12
      Section 2.6. Prepayments ..............................................    12
      Section 2.7. Funds for Loans ..........................................    13

Section 2A LETTERS OF CREDIT ................................................    14
      Section 2A.1 Commitment to Issue Letters of Credit ....................    14
      Section 2A.2 Requests for Letters of Credit ...........................    14
      Section 2A.3 Pro Rata Share, Etc ......................................    14
      Section 2A.4 Banks' Obligation to Fund ................................    15
      Section 2A.5 Reimbursement by the Company .............................    15
      Section 2A.6 Letter of Credit Fees ....................................    15

Section 3. INTEREST; PAYMENTS AND COMPUTATIONS, FEES ........................    16
      Section 3.1. Interest .................................................    16
      Section 3.2. Concerning Interest Periods ..............................    18
      Section 3.3. Interest on Overdue Amounts ..............................    19
      Section 3.4. Payments .................................................    19
      Section 3.5. Computations .............................................    19
      Section 3.6. Commitment Fee ...........................................    19
      Section 3.7. Closing Fees .............................................    20
      Section 3.8. Additional Amounts Payable on Account of Credit Facilities    20

Section 4. REPRESENTATIONS AND WARRANTIES ...................................    20
      Section 4.1. Corporate Existence ......................................    21
      Section 4.2. Subsidiaries .............................................    21
      Section 4.3. Authority, Etc ...........................................    21
      Section 4.4. Binding Effect of Documents, Etc .........................    22
      Section 4.5. No Events of Default, Etc ................................    22
      Section 4.6. Title to Properties; Leases ..............................    22
      Section 4.7. Financial Statements .....................................    22


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Section                                                                 PAGE
-------                                                                  ----
      Section 4.8.  No Material Changes, Full Disclosure, Etc. .......    22
      Section 4.9.  Permits; Patents; Copyrights .....................    23
      Section 4.10. Litigation .......................................    23
      Section 4.11. Compliance with Other Instruments, Laws, Etc. ....    23
      Section 4.12. Tax Status .......................................    23
      Section 4.13. Holding Company and Investment Company Acts ......    23
      Section 4.14. Absence of Financing Statements, Etc. ............    24
      Section 4.15. Certain Transactions .............................    24
      Section 4.16. Pension Plans ....................................    24

Section 5. EFFECTIVE DATE ............................................    24

Section 6. CONDITIONS TO LOANS .......................................    25
      Section 6.1.  Legality of Transactions .........................    25
      Section 6.2.  Representations and Warranties ...................    25
      Section 6.3.  Performance, Absence of Default, Etc. ............    26
      Section 6.4.  Material Adverse Change ..........................    26
      Section 6.5.  Notice of Borrowing ..............................    26
      Section 6.6.  Proceedings and Documents ........................    26
      Section 6.7.  Governmental Regulation ..........................    26

Section 7. COVENANTS OF THE COMPANY ..................................    26
      Section 7.1.  Punctual Payment .................................    26
      Section 7.2.  Legal Existence, Etc. ............................    26
      Section 7.3.  Financial Statements, Etc. .......................    27
      Section 7.4.  Health Care Facilities -
                    Financial Statements, Etc. .......................    28
      Section 7.5.  Tangible Net Worth ...............................    28
      Section 7.6.  Ratio of Total Liabilities to Tangible Net Worth .    29
      Section 7.7.  Debt Service Coverage Ratio ......................    29
      Section 7.8.  Debt to Cash Flow Available for Debt Service .....    29
      Section 7.9.  Indebtedness .....................................    29
      Section 7.10. Secured Debt .....................................    29
      Section 7.11. Security Interests and Liens; Negative Pledge ....    30
      Section 7.12. Negative Negative Pledge .........................    30
      Section 7.13. Guarantees .......................................    31
      Section 7.14. Notice of Litigation and Judgments ...............    31
      Section 7.15. Notice of Defaults ...............................    31
      Section 7.16. Notices With Regard to Health Care Operators .....    31
      Section 7.17. Books and Records ................................    32
      Section 7.18. Maintenance of Properties ........................    32
      Section 7.19. Insurance ........................................    32


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Section                                                                  PAGE
-------                                                                  ----
      Section 7.20.  Taxes ...........................................    32
      Section 7.21.  Compliance with Laws, Contracts, and Licenses ...    32
      Section 7.22.  Access ..........................................    33
      Section 7.23.  ERISA Compliance ................................    33
      Section 7.24.  Reserves ........................................    34
      Section 7.25.  Distributions ...................................   34
      Section 7.26.  Investments .....................................    34
      Section 7.27.  Acquisitions ....................................    34
      Section 7.28.  Mortgage Loans ..................................    35
      Section 7.29.  Construction Loans ..............................    35
      Section 7.30.  Environmental Audits ............................    35
      Section 7.31.  Merger, Consolidation and Disposition of Assets .    36
      Section 7.32.  Sale and Leaseback ..............................    36
      Section 7.33.  Use of Proceeds .................................    36
      Section 7.34.  Further Assurances ..............................    36

Section 8. EVENTS OF DEFAULT; ACCELERATION ...........................    36

Section 9. SETOFF; SHARING ...........................................    39

Section 10. THE AGENT ................................................    39
      Section 10.1.  Appointment of Agent, Powers and Immunities .....    39
      Section 10.2.  Reliance by Agent ...............................    40
      Section 10.3.  Indemnification .................................    40
      Section 10.4.  Reimbursement ...................................    41
      Section 10.5.  Non-Reliance on Agent and Other Banks ...........    41
      Section 10.6.  Payments ........................................    41
      Section 10.7.  Holders of Notes ................................    42
      Section 10.8.  Agent as Bank ...................................    42
      Section 10.9.  Resignation of Agent ............................    42
      Section 10.10. Independent Obligations, Actions ................    42

Section 11. EXPENSES .................................................    42

Section 12. INDEMNIFICATION ..........................................    43

Section 13. SURVIVAL OF COVENANTS, ETC ...............................    43

Section 14. PARTIES IN INTEREST ......................................    43

Section 15. NOTICES, ETC .............................................    44


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Section                                                                   PAGE
-------                                                                     ----
Section 16. GOVERNING LAW, ETC ..........................................    45

Section 17. ENTIRE AGREEMENT, ETC .......................................    46

Section 18. WAIVER OF JURY TRIAL ........................................    46

Section 19. CONSENTS, AMENDMENTS, WAIVERS, ETC ..........................    46

Section 20. SEVERABILITY ................................................    47

Section 21. ASSIGNMENTS; PARTICIPATIONS .................................    47
      Section 21.1 Assignments and Participations .......................    47
      Section 21.2.Miscellaneous Assignment Provisions ..................    48
      Section 21.3.Disclosure ...........................................    48


EXHIBITS AND SCHEDULES

EXHIBIT A         Form of Note
EXHIBIT B         Title to Properties; Leases; Litigation;
                  Financing Statements
EXHIBIT C         Form of Opinion of Company Counsel
EXHIBIT D         Compliance Certificate
EXHIBIT E         Form of Notice

SCHEDULE 1        Banks; Commitments; Commitment Percentages
SCHEDULE 2        Applicable Margin and Fees
SCHEDULE 3        Payment Instructions (Section 3.4)


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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


            This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of September 27, 1996 among (i) UNIVERSAL HEALTH REALTY INCOME TRUST, a real estate investment trust organized under the laws of the State of Maryland and having its principal place of business at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (the "Company"), (ii) THE FINANCIAL INSTITUTIONS LISTED ON
SCHEDULE 1 HERETO (individually a "Bank" and collectively the "Banks") and (iii) CORESTATES BANK, N.A., as agent for the Banks (the "Agent").

                                   BACKGROUND

            A. The Company, CoreStates Bank, N.A., The First National Bank of Boston and First Union National Bank, along with CoreStates Bank, N.A., as agent, entered into a Revolving Credit Agreement, dated as of March 7, 1994, which was amended by an Amendment No. 1, dated as of May 9, 1996 (as so amended, the "Original Credit Agreement").

            B. The Company now desires to further amend and restate the Original Credit Agreement and in connection therewith The First National Bank of Boston is assigning its interests under the Original Credit Agreement to NationsBank, N.A.

            NOW, THEREFORE, intending to be legally bound, the parties hereto agree that as of (and subject to the occurrence of) the Effective Date, the Original Credit Agreement shall be amended and restated as follows:

            Section 1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

            ADJUSTED CASH FLOW AVAILABLE FOR DEBT SERVICE. At any date of determination, the Cash Flow Available for Debt Service for the two most recently ended fiscal quarters of the Company multiplied by two. If during such two-quarter period the Company acquired any Health Care Facilities in conformity with this Agreement and the Company has delivered to the Agent pro forma financial statements for such two fiscal quarters which reflect the effect of such acquisitions(s) and otherwise are in a form and contain such adjustments as are reasonably satisfactory to the Banks, then for purposes of calculating Adjusted Cash Flow Available for Debt Service hereunder, Cash Flow Available for Debt Service for such two fiscal quarters shall be calculated based on such pro forma consolidated financial statements.

            ADJUSTED C/D RATE AMOUNTS. Any portions of the principal amount of the Loans to the Company as to which the Company has elected pursuant to
Section 3.1 to pay interest based on the Adjusted C/D Rate.
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            ADJUSTED C/D RATE. For any Interest Period with respect to Adjusted
C/D Rate Amounts, an interest rate per annum determined by the Agent pursuant to the following formula:

      Adjusted C/D = (Domestic C/D Rate) + Assessment + Applicable Margin
            Rate     -------------------      Rate
                       (1.00 - Reserve
                          Percentage)

The components of the fraction used to calculate the Adjusted C/D Rate shall be rounded upward, if necessary, to the next higher 1/100 of 1%.

            AFFECTED BANK. See Section 3.1(c).

            AGENT. See preamble.

            AGREEMENT. This Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as originally executed, or if this Agreement is amended, varied or supplemented from time to time, as so amended, varied or supplemented.

            APPLICABLE MARGIN. The applicable rate set forth on Schedule 2 hereto, which shall be determined in accordance with Section 2.5.

            ASSESSMENT RATE. For any Interest Period with respect to Adjusted C/D Rate Amounts, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually paid by the Agent to the Federal Deposit Insurance Corporation (or any successor) for such corporation's (or such successor's) insuring time deposits made in dollars at offices of the Agent in the United States of America during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

            BANK CERTIFICATE. A certificate signed by an officer of the Agent or a Bank, setting forth any additional amount required to be paid by the Company to the Agent or such Bank, and the computations made by the Agent or such Bank to determine such additional amount, which shall be submitted by the Agent or such Bank to the Company in connection with each demand made at any time by the Agent or such Bank upon the Company, and each such certificate shall, save for manifest or other obvious error, constitute conclusive evidence of the additional amount required to be paid by the Company to the Agent or such Bank upon each such demand.

            BANKS.  See preamble.

            BASE RATE. The higher of (a) the annual rate of interest announced from time to time by CoreStates Bank, N.A. at its head office as its "prime rate", or (b) one-half of one percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.


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            BASE RATE AMOUNTS. Any portions of the principal amount of the Loans to the Company on which the Company has not elected pursuant to Section 3.1 hereof to pay interest based on the Eurodollar Rate or the Adjusted C/D Rate.

            BUSINESS DAY. Any day on which banking institutions in Philadelphia, Pennsylvania are open for the conduct of normal banking business, it being recognized that a Business Day relating to interest calculated or payable by reference to the Eurodollar Rate shall in addition be any such day on which dealings are carried on in the Eurodollar interbank market and dollar settlements of such dealings may be effected in New York City.

            CASH AVAILABLE FOR DISTRIBUTIONS. With respect to any fiscal period of the Company, (i) Net Income of the Company, plus (ii) depreciation and amortization, plus (iii) provision for investment losses, plus (iv) any loss on marketable securities, minus (v) any gain on marketable securities, in each case determined for such period and in accordance with GAAP.

            CASH FLOW AVAILABLE FOR DEBT SERVICE. For any fiscal period of a Person, Net Income for such period plus (i) expenses for interest on Indebtedness and for commitment fees, facility fees and any other fees in connection with the borrowing of money or the maintenance of letters of credit by such Person, plus (ii) depreciation and amortization plus (iii) losses on the sale of real estate, less (iv) gains on the sale of real estate, in each case determined for such period and in accordance with GAAP.

            CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

            CLOSING DATE. September 20, 1996, or such other date as is mutually agreed by the Company and the Banks.

            CODE. The Internal Revenue Code of 1986, as amended.

            COMMITMENT. Collectively, the obligation of the Banks to make Loans to the Company and issue Letters of Credit for the account of the Company under this Agreement up to the Commitment Amount, and with respect to each Bank, that amount set forth on Schedule 1 hereto, as such schedule may be amended and in effect from time to time.

            COMMITMENT AMOUNT. At any date of determination thereof, an amount equal to $70,000,000, minus the amount of any reductions effected pursuant to Section 2.2 hereof.

            COMMITMENT FEE. See Section 3.6.

            COMMITMENT PERCENTAGE. With respect to each Bank, that percentage referred to in Schedule 1 hereto as such Bank's percentage of the Commitment Amount, as such schedule may be amended and in effect from time to time.


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            COMPANY.  See preamble.

            CONSTRUCTION LOANS. Secured loans from time to time made by the Company to various borrowers the proceeds of which are designated for the construction of Health Care Facilities or for the acquisition of real estate and the construction thereon of Health Care Facilities.

            DEBT. With respect to any Person, all Indebtedness of such Person for borrowed money.

            DEBT SERVICE CHARGES. For any fiscal period of the Company, the sum of (i) the expenses of the Company for such period for interest on Indebtedness and for Commitment Fees, Facility Fees and any other fees in connection with the borrowing of money by the Company or the maintenance of Letters of Credit for the account of the Company plus (ii) required principal payments for such period on Indebtedness of the Company (excluding any principal payments made by the Company pursuant to Section 2.2 hereof), in each case determined in accordance with GAAP plus (iii) fifteen percent (15%) of the sum of the amount of the Loans Outstanding and Letters of Credit outstanding as of the end of such period.

            DEBT SERVICE COVERAGE RATIO. At any date of determination thereof, the ratio of Cash Flow Available for Debt Service for the period of the four most recently ended fiscal quarters of the Company to Debt Service Charges for such period.

            DEBT TO ADJUSTED CASH FLOW AVAILABLE FOR DEBT SERVICE RATIO. At any date of determination thereof, the ratio of the Company's Debt, as of the end of the most recently ended fiscal quarter, to Adjusted Cash Flow Available for Debt Service.

            DEFAULT. Any event which but for the giving of notice or the lapse of time or both would constitute an Event of Default.

            DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company, other than dividends payable solely in shares of common stock of the Company; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company directly or indirectly or otherwise; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company.

            DOLLARS OR $. Dollars in lawful currency of the United States of America.

            DOMESTIC C/D RATE. With respect to any Adjusted C/D Rate Amount for any Interest Period, the rate determined by the Agent to be the prevailing rate per annum offered at 10:00 A.M. (Philadelphia time) (or as soon thereafter as practicable) on the first day of any Interest Period for the purchase at face value from the Agent of its dollar certificates of deposit in


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an amount comparable to an amount equal to the Adjusted C/D Rate Amounts elected to be outstanding for that Interest Period and having a maturity comparable to such Interest Period.

            DRAWDOWN DATE. The date on which any Loan is made or is to be made.

            ERISA. The Employee Retirement Income Security Act of 1974, and regulations thereunder, as amended from time to time.

            ERISA AFFILIATE. Any Person which is treated as a single employer with the Company under Section 414 of the Code.

            EURODOLLAR RATE. With respect to any Interest Period, in the case of any Eurodollar Rate Amount, the sum of (a) the quotient of (i) the annual rate of interest determined by the Agent, at or before 9:00 A.M. (Philadelphia time) (or as soon thereafter as practicable) on the second Business Day prior to the first day of such Interest Period, to be the annual rate of interest at which deposits of dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (as nearly as may be) to an amount equal to such Eurodollar Rate Amount divided, by (ii) a number equal to 1.00 minus the Reserve Rate, plus (b) the Applicable Margin.

            EURODOLLAR RATE AMOUNTS. In relation to any Interest Period, any portions of the principal amount of the Loans on which the Company elects pursuant to Section 3.1 hereof to pay interest based on the Eurodollar Rate.

            EVENT OF DEFAULT. Any event described in Section 8 hereof.

            FACILITY CASH FLOW AVAILABLE FOR DEBT SERVICE. For any fiscal period of an owner or operator of a Health Care Facility, the Net Income of such Person plus (i) expenses for interest on Indebtedness and for commitment fees, facility fees and any other fees in connection with the borrowing of money by such person plus (ii) depreciation and amortization plus (iii) rental expenses plus (iv) management fees plus (v) intercompany interest expenses, in each case to the extent attributable to such Health Care Facility and determined for such period and in accordance with GAAP.

            FACILITY COVERAGE RATIO. For any fiscal period of an owner or operator of a Health Care Facility, ratio of (a) Cash Flow Available for Debt Service attributable to such Health Care Facility to (b) interest expense plus current maturities of long-term debt plus rental expense, in each case to the extent attributable to such Health Care Facility and determined for such period and in accordance with GAAP.

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            FACILITY FEE.  See Section 3.7.

            FINANCIAL STATEMENTS. For any fiscal period of a Person, the balance sheets and statements of income and retained earnings and of changes in financial position of such Person, for such period, in reasonable detail, prepared in accordance with GAAP.

            GAAP. Generally accepted accounting principles as in effect from time to time in the United States, consistently applied. Notwithstanding the foregoing, if either the Company or the Banks determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may seek of the other a renegotiation of any financial covenant affected hereby. If the Company and the Banks cannot agree on renegotiated covenants, then, for the purposes of this Agreement, GAAP will refer to generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

            HEALTH CARE FACILITIES. Real estate and improvements thereon used exclusively or primarily for the delivery of health or human services, including but not limited to hospitals, clinics, long term care facilities, custodial care facilities (including but not limited to childcare centers), congregate care facilities, assisted living facilities, surgery centers and medical office buildings.

            INDEBTEDNESS. With respect to any Person, all indebtedness, liabilities and other obligations of such Person which would, in accordance with GAAP, be classified upon a balance sheet of such Person as liabilities but in any event including:

            (a) all debt and similar monetary obligations, whether direct or indirect;

            (b) all guaranties of such Person, endorsements and other contingent liabilities and other obligations of such Person, whether direct or indirect in respect of indebtedness of others, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and any obligations to reimburse the issuer in respect of any letters of credit;

            (c) all liabilities and other obligations to the extent not included in (a) secured by any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

            (d) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; and


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            (e) all indebtedness, liabilities and other obligations of such
Person in respect of leases of real and personal property (whether or not required to be capitalized).

            INTEREST PERIOD. Any period relating to a Eurodollar Rate Amount or Adjusted C/D Rate Amount, the commencement and duration of which shall be determined in accordance with Section 3.1 hereof.

            INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or limited liability company interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, or for the acquisition of real estate or interests therein. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

            LETTERS OF CREDIT. Letters of credit issued for the account of the Company pursuant to this Agreement and the Letter of Credit Documents.

            LETTER OF CREDIT DOCUMENTS. All applications and agreements executed by the Company requesting or relating to the issuance of, or reimbursement for, Letters of Credit.

            LOANS. The revolving credit loans made or to be made to the Company as contemplated by Section 2 hereof.

            LOAN DOCUMENTS. Collectively, this Agreement, the Notes, and the Letter of Credit Documents, each as amended and in effect from time to time.

            MAJORITY BANKS. As of any date, the Banks holding at least two-thirds (66.66%) of the Outstanding amount of the Loans on such date; and if no Loans are Outstanding, the Banks whose aggregate Commitments constitute at least two-thirds (66.66%) of the total of all Commitments.

            MATURITY DATE. September 30, 2001.


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            MORTGAGE LOANS. Loans from time to time made by the Company, in each case secured by a first mortgage lien on a Health Care Facility.

            NET INCOME. For any fiscal period of a Person, the net income (or loss), after income taxes, of such Person determined in accordance with GAAP.

            NOTES.  See Section 2.3.

            OBLIGATIONS. All Indebtedness, obligations and liabilities to the Agent and the Banks, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise of the Company arising or incurred under this Agreement, the Letter of Credit Documents or in respect of any Loans, Notes or Letters of Credit or other instruments at any time evidencing any of the foregoing.

            OFFICER'S CERTIFICATE. A certificate signed by the President, Treasurer, Chief Financial Officer or Controller of the corporation on whose behalf the certificate is executed.

            OUTSTANDING. When used with reference to the aggregate balance of the Loans, as at any date of determination, the unpaid principal in respect of the Loans.

            PBGC. The Pension Benefit Guaranty Corporation and any successor entity or entities having similar responsibilities.

            PENSION PLAN. Pension plan shall include (a) any multiemployer plan within the meaning of Section 3(37) of ERISA, (b) any employee benefit plan within the meaning of Section 3(3) of ERISA, other than plans described in (a) above and (c) any employee pension benefit plan within the meaning of Section 3(2) of ERISA the benefits of which are guaranteed on termination in full or in part by PBGC pursuant to Title IV of ERISA, other than plans described in (a) above, each as maintained or contributed to by the Company or any ERISA Affiliate.

            PERSON. Any corporation, unincorporated association, partnership, trust, organization, business, individual or other legal entity and any government or any governmental agency or political subdivision thereof.

            RESERVE PERCENTAGE. For any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including without limitation any marginal, emergency, supplemental, special or other reserves) for a member bank of the Federal Reserve System in Philadelphia with deposits exceeding $1 billion in respect of non-personal time deposits in Philadelphia having a maturity comparable to the Interest Period for the Adjusted C/D Amounts subject to such Interest Period and in an amount of $100,000 or more.


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The Adjusted C/D Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

            RESERVE RATE. For any day with respect to any Eurodollar Rate Amount, the maximum rate in effect from time to time, expressed as a decimal, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is used in Regulation D) if such liabilities were outstanding.

            SUBSIDIARY. With respect to any Person, any corporation, association, trust or other business entity with respect to which such Person owns directly, or indirectly through a subsidiary, at least a majority of the shares of the outstanding capital stock or other interest entitled to vote for the election of directors.

            TANGIBLE NET WORTH. The aggregate of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) of the Company as the same properly appears on a balance sheet of the Company prepared in accordance with GAAP, less the sum of:

                  (a) the total book value of all assets of the Company which would be treated as intangibles under GAAP including without limitation, such items as good will, leasehold improvements, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, and

                  (b) all amounts representing any write-up in the book value of any assets of the Company and its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 1992.

            TOTAL LIABILITIES. All liabilities of the Company which are properly classified as liabilities in accordance with GAAP.

            UHS. Universal Health Services, Inc., a Delaware corporation.

            UHS SUBSIDIARIES. At the relevant time of reference hereto, any Subsidiary or other entity the accounts of which would be consolidated with those of Universal Health Services, Inc. in its consolidated financial statements if such statements were prepared as of such date.

            UNENCUMBERED PROPERTY. Any property owned or held under capital lease by the Company which is not subject to any form of mortgage, deed of trust, or other lien or encumbrance; provided that for purposes of this definition, leases shall not be deemed to be encumbrances.

            All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by GAAP.

            Section 2.   LOANS.

            Section 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees, absent a Default or an Event of Default, to lend to the Company and the Company may borrow and reborrow from time to time between the Closing Date and the Maturity Date, upon notice to the Agent given in accordance with Section 2.4 hereof, such amounts as requested by the Company up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment less such Bank's pro rata share of any outstanding Letters of Credit. The Loans shall be pro rata in accordance with each Bank's Commitment Percentage. Each request for Loans hereunder shall constitute a representation by the Company that the conditions set forth in Sections 5 and 6 hereof, as applicable, have been satisfied on or prior to the date of such request. The Commitment shall terminate and all outstanding Loans shall become absolutely due and payable together with any and all accrued and unpaid interest thereon on the Maturity Date.

            Section 2.2. REDUCTION OF COMMITMENT AMOUNT.

            (a) The Company may at any time and from time to time upon three (3) Business Days' written notice to the Agent reduce by at least $1,000,000 or terminate entirely the unused portion of the Commitment Amount as in effect on the date of such notice, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice or terminated, as the case may be. Promptly after receiving any notice of the Company delivered pursuant to this
Section 2.2(a), the Agent will notify the Banks of the substance thereof.

            (b) The Commitment Amount shall be reduced by an amount equal to fifty percent (50%) of the proceeds of any equity securities issued by the Company after the date of this Agreement (net of all reasonable costs and expenses incurred in connection with such issuance). Such reduction shall be effective on the date of closing of such issuance, except that if a Eurodollar Rate Amount or Adjusted C/D Rate Amount is Outstanding on such date, such reduction shall be effective on the earlier of 90 days after the closing of such issuance or the last day of the latest ending Interest Period applicable to any such Eurodollar Rate Amount or Adjusted C/D Rate Amount.

            (c) If at any time the aggregate principal amount of the Loans outstanding hereunder plus the amount of any Letters of Credit outstanding hereunder exceeds the Commitment Amount, the Company shall immediately eliminate such excess by making payments of principal on the Loans or causing such Letters of Credit to be terminated, or both. Any prepayment of principal of the Loans shall be accompanied by the payment of the interest accrued hereunder on the principal prepaid to the date of prepayment.

            (d) All payments received by the Agent pursuant to this Section 2.2 shall first be applied to Base Rate Amounts of the Loans and, in the event that the amount of any prepayment exceeds the aggregate outstanding Base Rate Amounts of the Loans, then such excess shall be applied to the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts of the Loans, at the Company's option; provided that any prepayments applied to the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts of the Loans pursuant to this paragraph (d) shall be deemed to be optional prepayments subject to the provisions of Section 2.6 hereof.

            (e) All payments received by the Agent pursuant to this Section 2.2 shall reduce the Loans made by each of the Banks pro rata in accordance with their respective Commitment Percentages. Each reduction of the Commitment Amount shall reduce the Commitments of the Banks pro rata in accordance with their respective Commitment Percentages. Upon the effective date of any reduction or termination of the Commitment Amount in accordance with this Section 2.2, the Company shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Commitments of the Banks shall be subject to reinstatement.

            Section 2.3. NOTES.

            (a) The Indebtedness of the Company resulting from the Loans made to the Company shall be evidenced by Notes executed and delivered by the Company to the Banks on the date of this Agreement in substantially the form of Exhibit A hereto representing the obligation of the Company to pay to each Bank an amount equal to its Commitment or if less, the aggregate unpaid principal amount of all Loans made by such Bank to the Company hereunder, plus interest accrued thereon.

            (b) All Loans made to the Company by the Banks shall be recorded by the Banks and all payments made on account of principal thereof shall be similarly recorded. Any failure of the Banks to record a transaction in a timely fashion shall not affect or impair the validity of any Obligation.

            Section 2.4. REQUESTS FOR LOANS. Each Loan to the Company comprised of Base Rate Amounts shall be on notice to the Agent given not later than 3:30 P.M. (Philadelphia time) on the Business Day prior to the proposed Drawdown Date. Each Loan to the Company comprised of Adjusted C/D Rate Amounts or Eurodollar Rate Amounts shall be on notice to the Agent given not later than 9:00 A.M. (London time) on the second Business Day prior to the proposed Drawdown Date. Each such notice shall be by telephone or telecopy, in each case confirmed in writing by the Company, delivered to the Agent at its address specified from time to time by the

Agent. The Agent shall promptly, but in no event later than 5:00 P.M. (Philadelphia time) on the requisite Business Day, notify the Banks of the contents of each such notice.

            Each such notice delivered by the Company shall specify the aggregate principal amount of Loans requested, the proposed Drawdown Dates of the Loans requested, any Adjusted C/D Amounts or Eurodollar Rate Amounts of the Loans requested and the duration of the initial Interest Period(s) applicable to any such Adjusted C/D Amounts or Eurodollar Rate Amounts. Each such notice shall obligate the Company to accept the Loans requested from the Banks on the proposed Drawdown Date therefor. Each request for a loan made hereunder shall be in a minimum aggregate amount specified in Section 3.1. The Banks will cause the aggregate amount of such Loan to be made available to the Company in accordance with the provisions of Section 2.7 hereof.

            Section 2.5. INTEREST ON LOANS.

            (a) Except as provided in Section 3.3 hereof, (i) Base Rate Amounts of the Loans outstanding from time to time shall bear interest at the Base Rate,
(ii) Adjusted C/D Rate Amounts of the Loans shall bear interest during the Interest Period relating thereto at the Adjusted C/D Rate, and (iii) Eurodollar Rate Amounts of the Loans shall bear interest during the Interest Period relating thereto at the Eurodollar Rate. Interest on the Loans shall be payable in accordance with Section 3.1(a) hereof.

            (b) Each Applicable Margin will be determined from time to time based on the Debt to Adjusted Cash Flow Available for Debt Service Ratio. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 7.3, the Agent shall determine the Debt to Adjusted Cash Flow Available for Debt Service Ratio attained for the quarterly period covered by such statements. The Agent shall thereupon determine the Applicable Margin(s) corresponding to such Ratio as set forth in Schedule 2 hereto. Any adjustment to the Applicable Margin(s) shall become effective three Business Days following receipt by the Agent of the financial statements required pursuant to Section 7.3 hereof or, if the Company fails to provide financial statements within the time period required by Section 7.3 hereof, and such financial statements cause the Applicable Margin(s) to increase, such adjustment of the Applicable Margin(s) shall become effective retroactive to the date three Business Days following the date the financial statements were required under Section 7.3 to be furnished (provided, however, that the determination of the Applicable Margin(s) in effect as of the Closing Date shall be based upon the financial statements dated June 30, 1996, and shall remain in effect until such time as the Agent shall receive more current financial statements).

            Section 2.6. PREPAYMENTS.

            The Company shall have the right to repay Adjusted C/D Rate Amounts or Eurodollar Rate Amounts of the Loans made to the Company hereunder as a whole or in part, on the last day of the Interest Period relating thereto, without premium or penalty. The Company shall also have the right at any time, upon one (1) Business Days notice to the Agent, to prepay Base Rate Amounts of the Loans, as a whole or in part, without premium or penalty; provided that each partial prepayment shall be in the aggregate principal amount of $100,000 or an integral multiple thereof. Subject to the conditions of Section 2.1 hereof, amounts so prepaid may be reborrowed. In addition, the Company may, upon three (3) Business Days written, telegraphic or telephonic notice to the Agent, prepay all, but not less than all, of the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts of the Loans subject to a particular Interest Period on a date other than the last day of the Interest Period relating thereto; provided, that upon any such prepayment and upon any other prepayment (by acceleration or otherwise), the Company shall pay to the Agent, for the respective accounts of the Banks, on a pro rata basis, a sum which shall be determined by the Agent, which determination shall be conclusive in the absence of manifest error, in the following manner after each such payment:

                  (a) First, the Agent shall determine the amount (the
            "Installment Amount") by which (i) the total amount of interest which would have accrued hereunder on each installment of principal so prepaid, (calculated on the assumption that the applicable margin for such principal amount is zero) during the period beginning on the date of such payment and ending on the last day of the Interest Period relating thereto (the "Reemployment Period") exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, at the Agent's reinvestment rate, as determined by the Agent in its sole discretion at or about the time of such payment, on an amount equal to the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts so prepaid;

                  (b) Second, each Installment Amount shall be treated as
            payable on the last day of the Interest Period relating to the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts prepaid.

                  (c) Third, the amount to be paid shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which the Installment Amount is to be treated as payable, at the same annual interest rate as the reinvestment rate determined as aforesaid by the Agent.

Each prepayment made pursuant to this Section 2.6 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

            Section 2.7. FUNDS FOR LOANS. Each Bank will, upon receiving notice from the Agent of any request by the Company for Loans pursuant to Section 2.4, become and be obligated to make available to the Agent not later than 3:00 p.m. (Philadelphia time) on the proposed Drawdown Date, in funds immediately available for credit to the Company's account at CoreStates Bank, N.A., an aggregate amount in dollars equal to such Bank's Commitment Percentage of the Loan requested. Upon satisfaction of the conditions set forth in Sections
5 and 6, as applicable, the Agent will cause the aggregate amount of such funds actually received by the Agent from the Banks to be credited to the Company's account. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of the Loan to be made by such Bank thereon shall not relieve the other Banks from their several obligations hereunder to make their respective Commitment Percentages of any requested Loans.

            Section 2A  LETTERS OF CREDIT.

            Section 2A.1 COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to and upon the terms and conditions set forth herein, the Company may request CoreStates Bank, N.A. (the "Issuing Bank") at any time and from time to time prior to the Maturity Date, to issue, and subject to the terms and conditions contained herein the Issuing Bank shall issue, for the account of the Company, one or more Letters of Credit in such form as is approved by the Issuing Bank in its sole discretion. Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the stated amount of which, when added to the Loans outstanding at such time would exceed the Commitment Amount, (ii) no Letter of Credit shall be issued the stated amount of which, when added to any other Letters of Credit outstanding at such time, would exceed $10,000,000, (iii) no Letter of Credit shall be issued unless the Company shall have first executed and delivered to the Issuing Bank all Letter of Credit Documents reasonably requested by the Issuing Bank, and (iv) each of the conditions specified in Section 6 (other than Section 6.5) shall have been satisfied on the date of issuance. In addition, no Letter of Credit shall bear an expiration date later than two years from issuance, or in any event later than September 30, 2001, and no Letter of Credit shall contain any term or provision that extends the expiration date or otherwise renews the Letter of Credit without explicit action being taken by the Issuing Bank.

            Section 2A.2 REQUESTS FOR LETTERS OF CREDIT. Whenever the Company desires that a Letter of Credit be issued for its account, the Company shall give the Issuing Bank at least five Business Days prior written notice thereof. Each such request shall specify the amount and purpose of such Letter of Credit. The execution and delivery of each request for a Letter of Credit shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of this Section 2A. Unless the Issuing Bank has received notice from the Majority Banks before it issues the Letter of Credit that one or more required conditions are not satisfied or that the issuance would violate this Section 2A, the Issuing Bank may issue the requested Letter of Credit in accordance with this Agreement and the Issuing Bank's usual and customary practices.

            Section 2A.3 PRO RATA SHARE, ETC. Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank (other than the Issuing Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, and the obligations of the Company under this Agreement, the Letter of Credit Documents and any security therefor or guaranty pertaining thereto. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

            Section 2A.4 BANKS' OBLIGATION TO FUND. In the event that the Issuing Bank makes any payment under any Letter of Credit and the Company shall not have funded or otherwise reimbursed such amount in full in cash to the Issuing Bank as required by Section 2A.5 or the Letter of Credit Documents, the Issuing Bank shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Issuing Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment and in same day funds. Such payment shall be made to the Issuing Bank at its address for notices set forth in Section 15. If prior to 11:00 a.m. on any Business Day the Issuing Bank notifies any Bank that it has funded or is required to fund a payment under a Letter of Credit, such Bank shall make its required payment on the same day. If and to the extent such Bank shall not have made its Commitment Percentage of the amount of such payment available to the Issuing Bank, such Bank agrees to pay the Issuing Bank on demand such amount together with interest for each day from such date until the day such amount is paid to the Issuing Bank at the Federal Funds Rate plus 50 basis points. The failure of any Bank to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, but no Bank shall be responsible for the failure of any other Bank to make available to the Issuing Bank such other Bank's Commitment Percentage of any such payment. If the Issuing Bank receives a payment of a reimbursement obligation as to which the Issuing Bank has received any payments from the Banks pursuant to this Section 2A.4, the Issuing Bank shall promptly pay to each Bank which has paid its Commitment Percentage thereof, an amount equal to such Bank's Commitment Percentage of such reimbursement. The obligations of the Banks to make payments to the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

            Section 2A.5 REIMBURSEMENT BY THE COMPANY. The Company agrees to reimburse the Issuing Bank in immediately available funds for any payment made by the Issuing Bank under any Letter of Credit issued for the account of the Company, all as may be further set forth in the Letter of Credit Documents. In the event of any conflict between this Agreement and the Letter of Credit Documents, the Letter of Credit Documents shall prevail.

            Section 2A.6 LETTER OF CREDIT FEES.

            (a) Not later than three Business Days prior to the date of issuance of each Letter of Credit, the Company shall pay to the Issuing Bank with respect to such Letter of Credit an issuance fee equal to one-eighth of one percent (1/8%) on the stated amount thereof. In addition, so long as any Letter of Credit is outstanding, the Company shall pay a fee to the Issuing Bank, for the respective accounts of the Banks in accordance with their respective Commitment Percentages, at the applicable rate per annum set forth on Schedule 2 hereto, calculated on the stated amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the first Business Day of each fiscal quarter, with a final payment on the expiration date of such Letter of Credit.

            (b) Each applicable fee will be determined from time to time based on the Debt to Adjusted Cash Flow Available for Debt Service Ratio. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 7.3, the Agent shall determine the Debt to Adjusted Cash Flow Available for Debt Service Ratio attained for the quarterly period covered by such statements. The Agent shall thereupon determine the applicable fee corresponding to such Ratio as set forth in Schedule 2 hereto. Any adjustment to the applicable fee shall become effective three Business Days following receipt by the Agent of the financial statements required pursuant to Section 7.3 hereof or, if the Company fails to provide financial statements within the time period required by Section 7.3 hereof, and such financial statements cause the applicable fee to increase, such adjustment of the applicable fee shall become effective retroactive to the date three Business Days following the date the financial statements were required under Section 7.3 to be furnished (provided, however, that the determination of the applicable fee in effect as of the Closing Date shall be based upon the financial statements dated June 30, 1996, and shall remain in effect until such time as the Agent shall receive more current financial statements).

            Section 3. INTEREST; PAYMENTS AND COMPUTATIONS, FEES.

            Section 3.1. INTEREST.

            (a) ELECTIONS. At the option of the Company, so long as no Default or Event of Default has occurred and is then continuing, the Company may elect from time to time to have a portion of the unpaid principal of the Loans outstanding from time to time bear interest calculated by reference to the Base Rate, the Adjusted C/D Rate or the Eurodollar Rate, provided that any portion of the Loans selected to bear interest at the Base Rate shall be in an amount not less than $100,000 or some greater integral multiple of $100,000 and any portion of the Loans selected to bear interest at the Adjusted C/D Rate or the Eurodollar Rate shall be in an amount not less than $100,000 or some greater integral multiple of $100,000 with respect to any single Interest Period. Any election by the Company to have interest calculated by reference to the Base Rate, the Adjusted C/D Rate or the Eurodollar Rate shall be made by notice (which shall be irrevocable) to the Agent as provided in Section 2.4 and shall specify the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts requested and the date of commencement and duration of the proposed Interest Period (which must be 30, 60, 90 or 180 days in the case of Adjusted C/D Rate Amounts and 1, 2, 3 or 6 months for Eurodollar Rate Amounts). Each election of an Adjusted C/D Rate or Eurodollar Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice as hereinbefore provided. Interest on each Base Rate Amount shall be payable monthly in arrears on the first day of every fiscal month for the immediately preceding month. Interest on each Adjusted C/D Rate Amount or Eurodollar Rate Amount shall be payable (i) on the last day of each Interest Period relating thereto or (ii) if any Interest Period is longer than ninety (90) days, on the last day of each ninety-day period following the commencement of such Interest Period and on the last day of such Interest Period.

            (b) NOTICES AS TO ADJUSTED C/D RATE AND EURODOLLAR RATE. The Agent shall notify the Company and the Banks of its determination of any Adjusted C/D Rate or Eurodollar Rate. Each such notice shall, absent manifest error, be binding upon the Company and the Banks.

            (c) SUBSTITUTION OF BASE RATE. If, with respect to any Interest Period, the Agent is unable to determine the Adjusted C/D Rate or the Eurodollar Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable certificate of deposit or Eurodollar interbank market make it illegal or, in the reasonable judgment of any Bank (the "Affected Bank"), impracticable, to fund therein any of the Loans or make the projected Adjusted C/D Rate or Eurodollar Rate unreflective of the actual costs of funds therefor to the Affected Bank, or if it shall become unlawful for the Affected Bank to charge interest on the Loans on an Adjusted C/D Rate or Eurodollar Rate basis, then in any of the foregoing events the Affected Bank shall so notify the Company, the Agent and the other Banks (which notice shall be conclusive and binding upon the Company absent manifest error) and thereafter, all Loans made by the Affected Bank shall bear interest and be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to the Base Rate in accordance with Section 2.5.

            (d) ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Amounts, such Bank shall forthwith give notice of such circumstances to the Company, the Agent and the other Banks and thereupon (a) the Commitment of such Bank to make Eurodollar Rate Amounts or convert Loans to Eurodollar Rate Amounts shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Amounts, if any, shall be converted automatically to Base Rate Amounts on the last day of each Interest Period applicable to such Eurodollar Rate Amounts or within such earlier period as may be required by law. The Company hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 3.1(d), including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Amounts hereunder.

            (e) CHANGES IN RESERVE REQUIREMENT. If, as a consequence of (i) any reserve or special deposit or liquidity or similar requirements hereafter increased, imposed, modified or determined to be applicable by any government or regulatory authority, bureau or agency or (ii) any other change in law or regulation or the interpretation thereof or (iii) any other change in or requirement of the applicable Eurodollar interbank markets for dollar deposits affecting banks generally therein, additional costs are incurred by any Bank of making, funding or maintaining the Loans on either an Adjusted C/D Rate or a Eurodollar Rate basis which cannot be computed as part of the respective interest rate, then the Agent shall, after consultation with the Company and the other Banks, prepare a new formula for compensating such Bank for such aforesaid additional costs. The Agent shall furnish a copy of any such new formula to the Company and the Banks and the respective interest rate shall thereafter be determined pursuant to such new formula. Any such determination by the Agent shall be conclusive and binding on the Company in the absence of manifest error.

            (f) INCREASED COSTS. In the event that any Bank shall suffer any additional loss or expense or liability in connection with the calculation or charging of interest on an Adjusted C/D Rate or Eurodollar Rate basis (other than taxes based upon such Bank's net income, gross receipts or profits or taxes which would be imposed whether or not such Bank makes loans bearing interest calculated by reference to the Adjusted C/D Rate or the Eurodollar Rate) which
(i) is not provided for by Sections 2.6, 3.1(c), 3.1(d), 3.1(e) or 3.8 hereof and (ii) results from (x) any payment or prepayment (whether by acceleration or otherwise) of all or any part of the Adjusted C/D Rate Amounts or Eurodollar Rate Amounts of the Loans on a date other than the last day of the related Interest Period specified in the Company's notice thereof, (y) the compliance by such Bank with any guideline or request, from any central bank or other governmental authority (whether or not having the force of law), or (z) any withholding tax, impost, duty or deduction which the Company is required by law to effect, then the Company shall forthwith upon demand by such Bank reimburse such Bank in full for such loss, expense or liability (and in the case of any withholding tax or other deduction, pay such amount as would result in such Bank's receiving the same amount as it would have received hereunder had no such withholding or deduction been made). A claim by any Bank for all or any part of any additional amount required to be paid by the Company pursuant to this Section 3.1(f) may be made before and/or after the end of the Interest Period to which such claim relates or during the Interest Period in which such claim has arisen and before and/or after any repayment or prepayment, to which such claim relates, of any Adjusted C/D Rate Amounts or Eurodollar Rate Amounts owed hereunder. A Bank Certificate as to the amount and calculation of such loss, expense or liability, submitted to the Company by such Bank, shall be conclusive and binding for all purposes, except for manifest error. Such Bank shall in good faith use reasonable efforts to minimize the amount of any such costs.

            Section 3.2. CONCERNING INTEREST PERIODS. No Interest Period for Loans may be selected by the Company if such Interest Period ends after the Maturity Date. If any Interest Period would otherwise end on a day which is not a Business Day for Adjusted C/D Rate or Eurodollar Rate purposes, as applicable, that Interest Period, shall end on the next succeeding Business Day.

            Section 3.3. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the Base Rate, whether or not any Eurodollar Rate or Adjusted C/D Rate would otherwise have been applicable thereto, until such amount shall be paid in full (after as well as before judgment).

            Section 3.4. PAYMENTS. All payments of principal of and interest on Loans made to the Company and any other amounts due hereunder shall be made by the Company to the Agent, for the pro rata benefit of the Banks, in immediately available funds in accordance with the payment instructions set forth on
Schedule 3 hereof. All payments by the Company hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

            Section 3.5. COMPUTATIONS. All computations of interest on the Loans and of Commitment, Facility or other fees payable in connection herewith shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed, except that computations of interest on Base Rate Amounts shall be based on a 365/366-day year. Whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

            Section 3.6. COMMITMENT FEE.

            (a) The Company agrees to pay to the Agent, for the respective accounts of the Banks in accordance with their respective Commitment Percentages, a "Commitment Fee" at the applicable rate per annum set forth on
Schedule 2 hereto, calculated on the average daily amount during each calendar quarter or portion thereof from the Closing Date through the Maturity Date by which the Commitment Amount exceeds the sum of the aggregate principal amount of the Loans outstanding during such calendar quarter plus the aggregate amount of any Letters of Credit outstanding during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first Business Day of each fiscal quarter for the preceding fiscal quarter, with a final payment on the Maturity Date, or any earlier date on which the Commitments shall terminate.

            (b) Each applicable fee will be determined from time to time based on the Debt to Adjusted Cash Flow Available for Debt Service Ratio. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 7.3, the Agent shall determine the Debt to Adjusted Cash Flow Available for Debt Service Ratio attained for the quarterly period covered by such statements. The Agent shall thereupon determine the applicable fee corresponding to such Ratio as set forth in Schedule 2 hereto. Any adjustment to the applicable fee shall become effective three Business Days following receipt by the Agent of the financial statements required pursuant to Section 7.3 hereof or, if the Company fails to provide financial statements within the time period required by Section 7.3 hereof, and such financial statements cause the applicable fee to increase, such adjustment of the applicable fee shall become effective retroactive to the date three Business Days following the date the financial statements were required under Section 7.3 to be furnished (provided, however, that the determination of the applicable fee in effect as of the Closing Date shall be based upon the financial statements dated June 30, 1996, and shall remain in effect until such time as the Agent shall receive more current financial statements).

            Section 3.7. CLOSING FEES. In addition to the Commitment Fee payable hereunder, the Company agrees to pay to the Agent, for the respective accounts of the Banks, the following closing fees: (a) with respect to each Bank that is party to this Agreement and was a party to the Original Credit Agreement, 7.0 basis points on that portion of its Commitment hereunder equal to the amount of its Commitment under the Original Credit Agreement plus 12.5 basis points on the excess of its Commitment hereunder; and (b) with respect to any other Bank that is a party to this Agreement, 12.5 basis points on its Commitment hereunder.

            Section 3.8. ADDITIONAL AMOUNTS PAYABLE ON ACCOUNT OF CREDIT FACILITIES. If any change in law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction or compliance with any existing law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction imposes, increases or renders applicable after the Closing Date any special deposit or reserve or liquidity or other similar requirements (whether or not having the force of law) against credits held by, or deposits in or for the account of, or Loans or Letters of Credit by any office of any Bank or otherwise affects the amount of capital required or expected to be maintained by any of the Banks or any corporation controlling any of the Banks and such Bank reasonably determines that the amount of such deposits, reserves or capital required is increased by or based upon the existence of the credit facilities established hereunder, the Loans made pursuant hereto, any Letters of Credit issued hereunder, or upon agreements or loans of the type contemplated hereby, then such Bank may notify the Company of such fact. To the extent that such increased capital requirements are not reflected in any Base Rate, Adjusted C/D Rate or Eurodollar Rate applicable to the Loans, or the fees applicable to the Letters of Credit, the Company and such Bank shall thereafter attempt to negotiate an adjustment to the fees payable in connection herewith which will adequately compensate such Bank in light of these circumstances. If the Company and such Bank are unable to agree to such adjustment within 30 days of the day on which the Company receives such notice, then commencing on the date of any such notice (but not earlier than the effective date of any such change), the fees payable in connection herewith shall increase by an amount which will, in such Bank's reasonable determination, provide adequate compensation.

            Section 4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Banks and the Agent as follows:

            Section 4.1. CORPORATE EXISTENCE.

            (a) The Company (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and (ii) has adequate power and authority and full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged. The Company is qualified, licensed, admitted or approved to do business as a foreign business entity in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the financial condition, properties or business of the Company and would not have any adverse effect on the enforceability of the Loan Documents.

            (b) The Company has adequate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to make all of the borrowings contemplated by this Agreement.

            Section 4.2. SUBSIDIARIES. The Company has no Subsidiaries.

            Section 4.3. AUTHORITY, ETC. The execution and delivery by the Company of each of the Loan Documents to which it is or is to become a party, the performance by the Company of all of its agreements and obligations under each of such documents and the making by the Company of all of the borrowings contemplated by this Agreement as and when such borrowings are made, have been duly authorized by all necessary action on the part of the Company and its shareholders and do not (i) contravene any provision of its charter or by-laws,
(ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its property under, any agreement, trust deed, indenture, mortgage or other instrument to which it is or may become a party or by which it or any of its property is or may become bound or affected, (iii) violate or contravene any provision of any law, regulation, order or judgment of any court or governmental or regulatory, bureau, agency or official except where such violation or contravention would not materially adversely affect the Company and would not have any effect on the enforceability of the Loan Documents, (iv) require any waivers, consents or approvals by any of the creditors of the Company, or (v) require any consents or approvals by any shareholders of the Company (except such as will be duly obtained on or prior to the Closing Date and will be in full force and effect on and as of the Closing Date), or (vi) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law, except those actions which have been taken or will be taken prior to the Closing Date or where the failure to do so would not result in a material adverse effect on the Company and would not have any effect on the enforceability of the Loan Documents.

            Section 4.4. BINDING EFFECT OF DOCUMENTS, ETC. The Company has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect. The agreements and obligations of the Company contained in each of the Loan Documents to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.5. NO EVENTS OF DEFAULT, ETC. No Event of Default has occurred and is continuing. No event has occurred and is continuing, and no condition exists within the knowledge of the Company which would, with notice or the lapse of time, or both, constitute an Event of Default.

            Section 4.6. TITLE TO PROPERTIES; LEASES. Except as indicated on Exhibit B hereto, the Company owns all of its assets reflected in the balance sheet of the Company as at December 31, 1995, or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, leases, liens or other encumbrances except those permitted by Section 7.11 hereof.

            Section 4.7. FINANCIAL STATEMENTS. There has been furnished to the Banks Financial Statements of the Company and balance sheets and related statements of income for each of the Company's Health Care Facilities which is leased to UHS, in each case as of and for the year ended December 31, 1995, together with Financial Statements of the Company as of and for the six months ended June 30, 1996, certified in the case of the Financial Statements of the Company by the Company's Chief Financial Officer or Treasurer. All of the foregoing Financial Statements of the Company have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Company, as at the close of business on the dates and for the periods then ended. There are no contingent liabilities of the Company involving material amounts which are not disclosed in its Financial Statements.

            Section 4.8. NO MATERIAL CHANGES, FULL DISCLOSURE, ETC. Since December 31, 1995, in the Company's reasonable belief there have occurred no material adverse changes in the financial condition or business of the Company as shown on or reflected in the balance sheet or footnotes thereto of the Company at December 31, 1995, other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, properties or business of the Company. No representation or warranty made by the Company in this Agreement, the other Loan Documents or in any agreement instrument, document, certificate, statement or letter furnished to the Banks or the Agent by or on behalf of the Company in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed in writing to the Banks and the Agent, there is no fact known to the Company which, in the Company's reasonable belief, materially adversely affects, or would in the future materially adversely affect, the financial condition, properties or business of the Company.

            Section 4.9. PERMITS; PATENTS; COPYRIGHTS. The Company possesses all franchises, patents, copyrights, trademarks, tradenames, licenses and permits and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

            Section 4.10.LITIGATION. Except as described on Exhibit B, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate materially adversely affect the financial condition, properties or business of the Company or materially impair the right of the Company to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or which question the validity of this Agreement or the Notes, or any action taken or to be taken pursuant hereto or thereto.

            Section 4.11.COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. The Company is not violating any provision of its declaration of trust or by-laws or any agreement or instrument by which it or any of its properties may be bound or any decree, order, judgment, or, to the knowledge of the Company's Officers, any statute, license, rule or regulation, including without limitation, the provisions of the Code and related regulations governing real estate investment trusts, ERISA and environmental laws, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Company.

            Section 4.12.TAX STATUS. The Company has made or fileD all federal and state income and, all other tax returns, reports and declarations required by any jurisdiction to which it is subject; and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            Section 4.13.HOLDING COMPANY AND INVESTMENT COMPANY ACTS. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

            Section 4.14.ABSENCE OF FINANCING STATEMENTS, ETC. ExcEPt as indicated on Exhibit B hereto, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document executed by the Company filed or recorded with any filing records, registry, or other public office of any jurisdiction, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Company or rights thereunder.

            Section 4.15.CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company having a value in excess of $250,000 (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            Section 4.16.PENSION PLANS. The Company neither maintains nor contributes to any Pension Plan.

            Section 5. EFFECTIVE DATE. This Amended and Restated Revolving Credit Agreement shall be effective as of the date (the "Effective Date") on which all of the conditions set forth below shall have been satisfied or waived in writing by the Agent and each of the Banks:

                  (a) Each Bank, the Agent and the Company shall have executed and delivered this Amended and Restated Revolving Credit Agreement.

                  (b)   The Banks shall have received from the Company:

                        (i) a certificate of recent date of the Secretary of
            State of Maryland as to the good standing of the Company;

                        (ii) a certificate from the President, Chief Financial
            Officer or Treasurer of the Company certifying that the representations and warranties of the Company set forth herein are true and correct both on the date hereof and as of the Effective Date as if such representations and warranties were made on the Effective Date.

                        (iii) a certificate from the Secretary or an Assistant
            Secretary of the Company certifying as to the declaration of trust and bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amended and Restated Revolving Credit Agreement;

                        (iv) an incumbency certificate from the Secretary or an
            Assistant Secretary of the Company certifying to the signatures and status of the officers signing this Amended and Restated Revolving Credit
            Agreement;

                        (v) Notes, each duly executed by the Company and dated
            the Effective Date, equal in principal amount to the respective amounts of the Commitments (such Notes to be delivered in exchange for the existing Notes outstanding under the Original Credit Agreement); and

                        (vi) an opinion of counsel for the Company,
            substantially in the form of Exhibit C hereto and otherwise satisfactory to the Agent and the Banks.

                  (c) NationsBank, N.A. shall have received from The First National Bank of Boston an assignment of the pro rata share of The First National Bank of Boston in the Loans and any Letters of Credit outstanding under the Original Credit Agreement, such assignment to be in such form as is acceptable to NationsBank, N.A.

                  (d) The Company shall have paid to the Banks and the Agent all closing fees required to be paid prior to or on the Effective Date in connection with the execution and delivery of this Agreement, together with all legal fees and expenses incurred by the Agent in connection with this Agreement.

            Section 6. CONDITIONS TO LOANS. The obligation of the Banks to make any Loan shall be subject to the satisfaction of the following conditions precedent:

            Section 6.1. LEGALITY OF TRANSACTIONS. It shall not be unlawful (a) for any Bank to perform any of its agreements or obligations under any of the Loan Documents to which such Bank is a party on the Drawdown Date of such Loan or (b) for the Company to perform any of its material agreements or obligations under any of the Loan Documents to which the Company is a party on such date.

            Section 6.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Company to the Banks in this Agreement or any other Loan Document or incorporated by reference herein or therein shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan and on and as of the Drawdown Date of such Loans and shall be true and correct in all material aspects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents.

            Section 6.3. PERFORMANCE, ABSENCE OF DEFAULT, ETC. The Company shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in Section 7 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

            Section 6.4. MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition, assets, nature of the assets, operations or prospects of the Company since the date of the most recently delivered Financial Statements of the Company.

            Section 6.5. NOTICE OF BORROWING. The Company shall provide the Agent and the Banks with notice of any Loans to be made as set forth in Section
2.4 herein.

            Section 6.6. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received (with copies for each Bank) all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

            Section 6.7. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

            Section 7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any portion of any Loan or Note or Letter of Credit is outstanding or the Banks have any obligation to make any Loan or issue any Letter of Credit hereunder, unless the Banks otherwise agree, in writing:

            Section 7.1. PUNCTUAL PAYMENT. The Company will duly and punctually pay or cause to be paid the principal and interest on the Loans, the Commitment Fees, Facility Fees, any other fees payable in connection herewith and any other amounts payable hereunder, all in accordance with the terms of this Agreement, the Notes, and the Letter of Credit Documents.

            Section 7.2. LEGAL EXISTENCE, ETC. The Company will maintain its legal existence as a real estate investment trust and qualify as such under the Code and will maintain its good standing under the laws of its jurisdiction of organization, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the financial condition, properties or business of the Company, and maintain all of its rights and franchises reasonably necessary to the conduct of its business. The Company will furnish to the Agent and each Bank copies of all amendments to its declaration of trust, by-laws or other organizational documents promptly upon their adoption by the Company or its shareholders.

            Section 7.3. FINANCIAL STATEMENTS, ETC. The Company will deliver to the Agent and each Bank:

            (a) within 90 days after the close of each fiscal year of the Company, the Financial Statements of the Company for such year, setting forth in comparative form the corresponding figures for the preceding year, accompanied by a report and unqualified opinion of Arthur Andersen & Co., Inc. or other firm of independent certified public accountants selected by the Company and acceptable to the Agent;

            (b) within 45 days after the end of each fiscal quarter of the Company, other than the final quarter in a fiscal year, (i) unaudited Financial Statements of the Company, as of the end of such period and for such period then ended, setting forth, in comparative form the corresponding figures for the comparable period in the preceding fiscal year, and (ii) Financial Statements of the Company for the period from the beginning of the current fiscal year to the end of such period certified by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with GAAP (subject only to changes from audit and year-end adjustments);

            (c) at the delivery of each quarterly and annual Financial Statement, a compliance certificate, substantially in the form of Exhibit D hereto, showing compliance by the Company with the covenants set forth in Sections 7.5 - 7.8, and 7.10 hereof, together with a calculation showing the Debt to Adjusted Cash Flow Available for Debt Service Ratio as of the end of such quarter;

            (d) at the time of delivery of each quarterly and annual statement, a certificate, executed by the chief executive officer or Chief Financial Officer or Treasurer of the Company, stating that such officer has caused this Agreement to be reviewed and has no knowledge of any Default by the Company during such quarter or at the end of such year or, if such officer has such knowledge, specifying each Default and the nature thereof;

            (e) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Company by its independent accountants in connection with any annual or interim audit of the Company made by such accountants;

            (f) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of such other financial statements and reports sent by the Company to its shareholders, copies of all press releases, and copies of all regular and periodic reports which the Company may be required to file with the Securities and Exchange

Commission or any similar or corresponding governmental commission, department or agency substituted therefor;

            (g) promptly after the effective date, copies of any new, revised or updated prospectus used by the Company to effect sales of its shares; and

            (h) with reasonable promptness, such other information related to the Company as the Agent or any Bank may reasonably request in writing.

            Section 7.4. HEALTH CARE FACILITIES - FINANCIAL STATEMENTS, ETC. The Company will use its best efforts to obtain from each operator of a Health Care Facility leased by the Company or on which the Company holds a Mortgage Loan, a consent to deliver to the Agent and each Bank copies of the financial statements, notices and information described in (a), (b) and (d) below. The Company will deliver to the Agent and each Bank:

            (a) upon the later of receipt by the Company or, in the case of quarterly information, 45 days after the close of the quarter, or in the case of annual information, 90 days after the close of the year, copies of any quarterly or annual balance sheets and statements of income of any operator of any Health Care Facility leased by the Company or on which the Company holds a Mortgage Loan and copies of any quarterly or annual balance sheets and statements of income of any Person which is a guarantor of any such lease or loan, including in each case a calculation by the Chief Financial Officer or Treasurer of the Company of the applicable Facility Coverage Ratio;

            (b) promptly upon receipt thereof by the Company, any notice of deficiency with respect to any of its Health Care Facilities from any governmental authority, licensing board or agency, or any notice of any inquiry, proceeding, investigation, or other action with respect to any of its Health Care Facilities, including, without limitation, any notice from any federal, state or local environmental agency or board of potential liability, that could materially affect the financial condition, properties or business of the Company;

            (c) upon request, an appraisal, made at the Company's expense (except as limited hereby) in form and substance satisfactory to the Agent, of any Health Care Facility of the Company (other than those leased to UHS or a UHS Subsidiary) that has a Facility Coverage Ratio of less than 1.6 to 1.0 for the most recent four fiscal quarters; provided that the Company shall not be required to pay for more than one appraisal of any single Health Care Facility during any period of twenty-four (24) consecutive months; and

            (d) with reasonable promptness, such other information related to the operators of such Health Care Facilities as the Agent or any Bank may reasonably request in writing.

            Section 7.5. TANGIBLE NET WORTH. The Company will maintain at all times Tangible Net Worth of not less than $90,000,000.

            Section 7.6. RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Company will not permit the ratio of Total Liabilities to Tangible Net Worth to exceed 1.0 to 1.0 at any time.

            Section 7.7. DEBT SERVICE COVERAGE RATIO. The CompANY will not permit the Debt Service Coverage Ratio to be less than 1.50 to 1.0 at any time.

            Section 7.8. DEBT TO CASH FLOW AVAILABLE FOR DEBT SERVICE. The Company will not permit the ratio of its Debt to Cash Flow Available for Debt Service (for the four most recently ended fiscal quarters) to be greater than
3.5 to 1.0 at any time.

            Section 7.9. INDEBTEDNESS. The Company will not incUR OR permit to exist or remain outstanding any Indebtedness to any Person provided, however, that the Company may incur or permit to exist or remain outstanding:

            (a) Indebtedness of the Company arising under this Agreement or the other Loan Documents;

            (b) Indebtedness in respect of taxes, including withholding and payroll taxes, assessments, governmental charges or levies, and claims for labor, materials and supplies to the extent that payment therefor is not at the time required to be made in accordance with the provisions of Section 7.20;

            (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Company provided that the aggregate principal amount of all such Indebtedness shall not exceed the lesser of (i) 100% of the aggregate cost, to the Company of the real or personal property so acquired and (ii) the fair market value of such acquired property, determined on or about the time of such acquisition on the basis of an MAI appraisal or such other valuation method as may from time to time be acceptable to the Majority Banks (it being understood that an MAI appraisal shall be a valuation method which is acceptable to the Majority Banks) and further provided that after giving effect to such Indebtedness the Company would be in compliance with Section 7.10;

            (d) Indebtedness in respect of leases of real and personal property by the Company provided that the aggregate amount due is not greater than $2,000,000 in any one fiscal year; and

            (e) Indebtedness outstanding on the date of the Original Credit Agreement and described on Exhibit D of such Agreement.

            Section 7.10.SECURED DEBT. The Company will not incur OR permit to exist any Indebtedness after the date hereof which is secured by any mortgage, pledge, security interest or other lien or encumbrance on any of its property if
(i) the ratio of unsecured Indebtedness of the Company including, without limitation, the Loans hereunder, to the sum of the Facility Cash

Flow Available for Debt Service generated by the operation of all the Unencumbered Properties for the four fiscal quarters of the Company then most recently ended exceeds 2.5 to 1.0 or (ii) the aggregate amount of all such secured Indebtedness exceeds or would exceed $20,000,000.

            Section 7.11.SECURITY INTERESTS AND LIENS; NEGATIVE PLEDGE. The Company will not create or permit to exist any mortgage, pledge, security interest or other lien or encumbrance on any of its property except:

            (a) liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP, or taxes and assessments which are not due and delinquent;

            (b) liens of carriers, warehousemen, mechanics and materialmen and other like liens;

            (c) pledges or deposits made in connection with workmen's compensation, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds and other similar obligations;

            (d) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially impair the property affected thereby for the purpose for which it was acquired;

            (e) liens existing on the date of the Original Credit Agreement and described on Exhibit F of such Agreement and purchase money security interests in or purchase money mortgages on, or mortgages given in connection with the contemporaneous refinancing of, real property acquired after the date hereof to secure purchase money indebtedness of the type incurred in connection with the acquisition or refinancing of such property, which security interests or mortgages cover only the real or personal property so acquired or refinanced and proceeds thereof and reasonable attachments and accessions thereto; and

            (f) liens permitted by Section 7.10.

            Section 7.12.NEGATIVE NEGATIVE PLEDGE. The Company will not enter into any commitment or agreement with any other party that limits or impairs the ability of the Company to grant security interests, liens or mortgages in favor of the Banks, except that this Section 7.12 shall not be deemed to prohibit the granting of any lien permitted by Section 7.10.

            Section 7.13.GUARANTEES. The Company will not guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or- pay contracts, etc.) of any other Person, contingently or otherwise, except:

            (a) the endorsement of negotiable instruments of deposit in the normal course of business;

            (b) guarantees by the Company issued to secure Indebtedness permitted by Sections 7.9 and 7.10; and

            (c) guarantees (other than those described in (a) and (b) of this Section) made in the ordinary course of business which shall not at any time exceed $2,000,000 in the aggregate.

            Section 7.14.NOTICE OF LITIGATION AND JUDGMENTS. The Company will give notice to the Agent and each of the Banks in writing, in form and detail satisfactory to the Banks, within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or to which the Company is or becomes a party involving an uninsured or unindemnified claim of more than $500,000 against the Company and stating the nature and status of such litigation or proceedings. The Company will give notice, in writing, in form and detail satisfactory to the Banks, within ten (10) Business Days of any judgment, final or otherwise, against the Company in an amount in excess of $500,000.

            Section 7.15.NOTICE OF DEFAULTS. The Company will give notice to the Agent and each of the Banks immediately upon becoming aware of the occurrence of any Default or Event of Default under this Agreement. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company is a party or obligor, whether as principal or surety, and such claimed default has potential total liability in excess of $500,000 the Company shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

            Section 7.16.NOTICES WITH REGARD TO HEALTH CARE OPERATORS. The Company will give notice to the Agent and each of the Banks, and will provide information to the Agent and each of the Banks, of the types set forth in Sections 7.14 and 7.15 herEOF as to each operator of Health Care Facilities owned by the Company or on which the Company holds a mortgage, provided, that such operator consents in writing to the release of such information. The Company will use its best efforts to acquire the written consent of each operator for the release of such information.

            Section 7.17.BOOKS AND RECORDS. The books and records relating to the financial affairs of the Company shall at all times be maintained in accordance with GAAP consistently applied.

            Section 7.18.MAINTENANCE OF PROPERTIES. The Company shALL maintain (or cause to be maintained) each of its properties in good physical condition and shall make (or cause to be made) all necessary repairs, replacements and renewals thereon.

            Section 7.19.INSURANCE. The Company will require that THE lessees of its properties maintain at all times with financially sound and reputable insurers insurance with respect to their properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices and reasonably satisfactory to the Agent. Without limiting the foregoing, the Company will cause such lessees to
(i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company and business interruption insurance. In the event that any lessee shall fail to maintain such insurance, the Company will maintain such insurance. The Company will notify the Agent and each Bank of any cancellation of any such insurance. Evidence of all renewals or replacements of such insurance from time to time in force, satisfactory to the Agent shall be delivered to the Agent before the expiration date of the then current insurance.

            Section 7.20.TAXES. The Company will pay all taxes or other assessments or governmental charges or levies imposed upon it or upon its income or profits or upon its property prior to the time when any penalties or interest (except interest during extensions of time for filing of federal income tax returns not in excess of six months) accrue with respect thereto, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property unless, in any such case, the amount, applicability or validity of such amounts is contested in good faith by appropriate proceedings and other appropriate action and an adequate reserve therefor has been established and is maintained in accordance with GAAP. The Company will also pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

            Section 7.21.COMPLIANCE WITH LAWS, CONTRACTS, AND LICENSES. The Company will (i) comply with all laws, including CERCLA and environmental laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the Company's noncompliance with which would have a material adverse effect on the financial condition, properties or business of the Company or the ability of the Company to fulfill its obligations under this Agreement or the other Loan Documents, including, without limitation, the provisions of the Code and related regulations governing real estate investment trusts, as the same may be as amended and in effect from time to time and (ii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority which may be or may become necessary in order that it perform in all material respects all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Banks may be able freely to exercise and enforce any and all of their rights under this Agreement or the other Loan Documents, (iii) comply with the provisions of its charter documents and by-laws and (iv) comply with all agreements and instruments by which it or any of its properties may be bound.

            Section 7.22.ACCESS. The Company will permit any Bank, BY its representatives and agents, to inspect any of the properties, including, without limitation, corporate books, computer files and tapes and financial records of the Company to examine and make copies of the books of accounts and other financial records of the Company, and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers at such reasonable times and intervals as such Bank may designate. Each Bank agrees that it will treat in confidence the information obtained during such inspection which is designated by the Company as confidential and will not, without the consent of the Company, disclose such information to any third party and, if any representative or agent of such Bank shall not be an employee of such Bank or an affiliate of such Bank, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Company hereby authorizes the Banks to disclose information obtained pursuant to this Agreement (i) to other banks or financial institutions who are participants or potential participants in the Loans made or to be made hereunder; provided, that such participants or potential participants shall agree in writing to treat in confidence the information so disclosed and the Company will be furnished with copies of such agreements, and (ii) where required or requested by governmental or regulatory authorities; provided, however, that this authorization shall not be deemed to be a waiver of any rights which the Company has or may have under the Federal Right to Financial Privacy Act of 1978, as in effect from time to time, to object to the disclosure by any Bank of any such information.

            Section 7.23.ERISA COMPLIANCE. The Company will not permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Company to (x) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, that is likely to result in a material liability for the Company; or
(y) incur any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA, whether or not waived; or (z) terminate any such benefit plan in a manner which could result in the imposition of a lien or encumbrance on the assets of the Company pursuant to Section 4068 of ERISA.

            Section 7.24.RESERVES. The Company will maintain reserves, appropriate for the Company, for depreciation, taxes and other expenses or liabilities in accordance with GAAP.

            Section 7.25.DISTRIBUTIONS. The Company will not make ANY Distributions other than (a) Distributions required by the Code and related regulations governing real estate investment trusts and (b) Distributions to shareholders in excess of the amounts permitted by clause (a) above provided that no Default or Event of Default then exists or would result from such payment. In no event may the Company make any Distributions with respect to any fiscal year that exceed ninety-five percent (95%) of the Company's Cash Available for Distributions for such fiscal year unless and to the extent that such Distributions are required to be made by the Code and related regulations governing real estate investment trusts.

            Section 7.26.INVESTMENTS. The Company will not make or maintain any Investment, except for Investments which consist of:

            (a) obligations having an original maturity of not greater than three years issued or guaranteed as to principal and interest by the United States of America;

            (b) certificates of deposit issued by any of the Banks or any other bank organized under the laws of the United States of America or any state thereof and having capital and unimpaired surplus of at least $50,000,000 or of foreign subsidiaries of such banks;

            (c) commercial paper or finance company paper which is rated not less than BBB or its equivalent by Standard & Poor's Corporation or Moody's Investor Services, Inc.;

            (d) repurchase agreements secured by any one or more of the Investments permitted by paragraphs (a), (b) or (c) above;

            (e) Direct or indirect Investments in domestic (United States) Health Care Facilities which Investments either (i) existed on December 31, 1993, or (ii) were or are made after such date, provided that no Investment in any one Health Care Facility made after such date shall be made or maintained with respect to any Health Care Facility the acquisition cost of which exceeds the lesser of $20,000,000 or the fair market value of the acquired property, determined on the basis of an MAI appraisal or such other valuation method as may from time to time be acceptable to the Majority Banks. (Any indirect Investment shall be restricted to an Investment made by the Company in a Person engaged exclusively in the business of owning or operating domestic Health Care Facilities and in which the Company has an equity interest of at least 25%.)

            (f) Mortgage Loans permitted by Section 7.27; and

            (g) Construction Loans permitted by Section 7.28.

            Section 7.27.MORTGAGE LOANS.

            The Company will not permit at any time the aggregate outstanding principal amount of the Mortgage Loans held by the Company to exceed $30,000,000 and will not make any Mortgage Loan in an original principal amount in excess of $20,000,000. In no event may the Company provide any Mortgage Loan to any Person except on a full recourse basis to an owner or operator of a domestic (United States) Health Care Facility and except upon using the Company's best efforts to obtain the agreement and consent of such Person to provide its quarterly and annual balance sheets and income statements to the Company for delivery to the Agent and each Bank.

            Section 7.28.CONSTRUCTION LOANS.

            (a) In the event that any portion of the Loans is to be used by the Company to finance the construction of Health Care Facilities, the Company will monitor such construction to insure that all approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under any law, ordinance, code, order, rule or regulation of any governmental authority, or under the terms of any restriction, covenant or easement affecting the construction project, or otherwise necessary, for the ownership and acquisition of the subject properties and the improvements thereon, the construction and equipping of the improvements being constructed on the subject properties, and the use, occupancy and operation of the construction project as a Health Care Facility following completion of construction of the improvements on the subject property, have been obtained, whether from a governmental authority or other Person. Further, the Company will give notice to the Agent and each of the Banks immediately after becoming aware that any construction project will likely not be completed in a timely manner or on budget. The Company shall from time to time deliver such further information and take such further action as may be reasonably requested by the Agent or any Bank to effect the purposes of this Section 7.28.

            (b) The Company will not permit at any time the aggregate outstanding principal amount of Construction Loans to exceed $15,000,000. In no event may the Company provide any Construction Loans to any Person except on a full recourse basis to an owner or operator of a domestic (United States) Health Care Facility and except upon using the Company's best efforts to obtain the agreement and consent of such Person to provide its quarterly and annual balance sheets and income statements to the Company for delivery to the Agent and each Bank.

            Section 7.29.ENVIRONMENTAL AUDITS. The Company will not make any Investment, Mortgage Loan or Construction Loan otherwise permitted by Sections 7.26(e), 7.27 or 7.28, respectively, unless the Company shall have first received a phase I environmental audit report with respect to the property involved, which audit shall have been conducted not earlier than twenty-four
(24) months prior to the date of the transaction, a copy of such audit shall have been furnished to the Banks, and such audit shall not have reported or uncovered any environmental matters which could have a material adverse effect on such property or on the financial condition, properties or business of the Company.

            Section 7.30.MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS. The Company will not at any time merge or consolidate with or into any Person or sell or otherwise dispose of any Health Care Facility of the Company leased to UHS or to a UHS Subsidiary, except that the Company may sell, if after giving effect to such sale no Default or Event of Default exists or would result as a consequence thereof, any two of such Health Care Facilities (other than the McAllen Medical Center located in McAllen, Texas).

            Section 7.31.SALE AND LEASEBACK. The Company will not enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any property owned by it and then or thereafter lease such property or lease other property that the Company intends to use for substantially the same purpose as the property being sold or transferred.

            Section 7.32.USE OF PROCEEDS. After the date of this Agreement the Company will use the proceeds of the Loans (a) for working capital purposes, (b) to make Investments permitted by Section 7.26(e), (c) to provide mortgage and construction financing permitted by Sections 7.27 and 7.28, and (d) to make Distributions permitted by Section 7.25. The Company will not use the proceeds of any Loan, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

            Section 7.33.FURTHER ASSURANCES. The Company shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent or any Bank, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

            Section 8. EVENTS OF DEFAULT; ACCELERATION. If any of the following events (an "Event of Default") has occurred and is continuing:

            (a) if the Company shall fail to pay any principal of or interest on the Loans or any other amount payable hereunder or under the Letter of Credit Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) if the Company shall fail to comply with any of its covenants contained in Sections 7.2, 7.5-7.13, or 7.25-7.32;

            (c) if the Company shall fail to perform any term, covenant or agreement contained herein or in the Letter of Credit Documents (other than those specified in subSection s (a) and (b) above) and the continuance of such failure shall exist for 30 days after written notice of such failure has been given to the Company by the Agent;

            (d) if any representation or warranty of the Company in this Agreement or in the Letter of Credit Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or the Letter of Credit Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (e) if the Company shall fail to make any payment due on any obligation for borrowed money (having a total amount outstanding in excess of $500,000), or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing such obligation and the effect of such failure could or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or a trustee for such holder or holders or of any obligations issued thereunder to accelerate the maturity thereof;

            (f) The Company shall be involved in financial difficulties as evidenced:

                  (i) by its admission in writing of its inability to pay its debts generally as they become due;

                  (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert or challenge in a timely manner the material allegation of any such petition;

                  (iv) by the entry of an order for relief against it in any involuntary case commenced under Title 11 which remains undischarged or unstayed for more than sixty (60) days;

                  (v) by its seeking relief as a debtor under any applicable law, other than Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (vi) by entry of an order by a court of competent jurisdiction
            (A) finding it to be bankrupt or insolvent or (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors which remains undischarged or unstayed for more than sixty (60) days;

                  (vii) by the entry of an order by a court of competent
            jurisdiction assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property which remains undischarged or unstayed for more than sixty (60) days; or

                  (viii) by its making an assignment for the benefit of, or
            entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

            (g) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any final judgment against the Company which, with other outstanding final judgments, undischarged, against such Person(s) exceeds $500,000 in aggregate amount with respect to the Company;

            (h) if UHS of Delaware, Inc., a subsidiary of UHS, shall cease to be the real estate investment trust advisor to the Company and a new advisor satisfactory to each of the Banks has not been appointed, or a group of managers satisfactory to each of the Banks has not been hired, within ninety (90) days of such cessation;

            (i) if any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty percent (30%) or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

            (j) if any guarantee by UHS of any lease by the Company to a UHS Subsidiary is disavowed, terminated, or ceases to be in full force and effect, or is waived or amended without the prior written consent of the Banks (other than the termination of a guarantee of such a lease in connection with the sale of a Health Care Facility permitted by Section 7.30); or

            (k) any lease by the Company to a UHS Subsidiary is terminated prior to its stated term or is amended or compliance by the lessee is waived, without the prior written consent of the Banks (other than the termination of a lease of a Health Care Facility in connection with a sale of such Health Care Facility permitted by Section 7.30);

then, and in any such event, unless the same shall be cured or waived, the Agent shall, upon the request of the Majority Banks, by notice in writing to the Company, terminate this Agreement and upon such termination the Banks shall have no further obligation to make Loans to the Company or issue Letters of Credit for the account of the Company, and shall declare all Obligations, including, without limitation the Notes, to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided, that in the event of any Event of Default described in
Section 8(f) or Section 8(g) hereof, all Obligations shall become immediately due and payable automatically, and all obligations of the Banks to make Loans or issue Letters of Credit shall automatically terminate, without any requirement of notice from the Banks. To the extent that the Obligations accelerated hereunder relate to Letters of Credit, the amount becoming due and payable shall be the aggregate outstanding amount of the Letters of Credit, whether or not any drawings or claims have been presented thereunder. No termination of the credit hereunder shall relieve the Company of any Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

            Section 9. SETOFF; SHARING. Regardless of the adequacy of any collateral, any deposits or other sums credited by or due from the Banks to the Company and any securities or other property of the Company in the possession of the Banks may be applied to or set-off against the payment of Obligations of the Company hereunder, under the Notes and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to the Banks at any time. Each Bank agrees to promptly notify the Company, the Agent and the other Banks after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Bank agrees with the other Banks that if such Bank shall receive from the Company or any other source whatsoever, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross-action or enforcement of any claim evidenced by the Notes or this Agreement, or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings or otherwise, and retain and apply to the payment of the amounts owing with respect to the Notes or to any amounts due to such Bank under this Agreement any amount which is in excess of its ratable portion of the payments received by all of the Banks, then such Bank will make such dispositions and arrangements with each other Bank with respect to such excess, either by way of distribution until the amount of such excess has been exhausted, assignment of claims, subrogation or otherwise, as shall result in each such Bank receiving in respect of its Notes and the amounts due such Bank under this Agreement its ratable share of such payments; provided, however, that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

            Section 10. THE AGENT

            Section 10.1.APPOINTMENT OF AGENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under the Loan Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The

Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in the Loan Documents. The relationship between the Agent and the Banks is that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Company or any other Person whether contained herein or in any of the other Loan Documents or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys and shall not be responsible to the Banks for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith, or be responsible to the Banks for the consequences of any oversight or error of judgment whatever, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

            Section 10.2.RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telecopy, telefax, telegram or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Agent with reasonable care. As to any matters not expressly provided for in this Agreement or in any of the other Loan Documents or in any other document referred to herein or therein, the Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with the written instructions of the Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Banks.

            Section 10.3.INDEMNIFICATION. Without limiting the obligations of the Company hereunder or under any other Loan Document, to the extent not reimbursed by the Company, the Banks agree to indemnify the Agent, ratably in accordance with their respective Commitment Percentages for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (whether groundless or otherwise), costs, expenses (including any expenses for which the Agent has not been reimbursed by the Company as required by Section
11) or disbursemenTs of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct. The agreements in this subSection shall survive the payment of the Notes and all other amounts payable hereunder.

            Section 10.4.REIMBURSEMENT. Without limiting the provisions of
Section 10.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent:

            (a) refund to the Agent the sum paid to that Person; and

            (b) reimburse the Agent for the additional amount certified by the Agent as being necessary to indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by the Agent as a result of paying out the sum before receiving it provided, however, that if such funds were made available to any Bank, such additional amount shall be limited to interest on the sum to be repaid, for each day from the date such amount was disbursed until the date repaid to the Agent, at, for the first three days, the customary rate set by the Agent for correction of errors among banks, and thereafter at the Base Rate.

            Section 10.5.NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Company and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Company of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or by any other Person of and agreement or to make enquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder, at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder, such Bank shall conclusively be presumed to have approved the same.

            Section 10.6.PAYMENTS. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes or any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to obligations of the Company hereunder, a payment to the Agent shall be deemed to be a payment to the Banks.

            Section 10.7.HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

            Section 10.8.AGENT AS BANK. In its individual capacity, CoreStates Bank, N.A. shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it hereunder, and as the holder of any of the Notes, as it would have were it not also the Agent.

            Section 10.9.RESIGNATION OF AGENT. The Agent may resign at any time by giving 90 days' prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right, with the consent of the Company (which shall not be unreasonably withheld), to appoint another Bank as successor Agent. If no other Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of its appointment the successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            Section 10.10. INDEPENDENT OBLIGATIONS, ACTIONS. The obligations of the Banks hereunder are several, and no Bank shall be responsible for the obligations of any other Bank. Neither the Agent nor any Bank shall be liable for any independent action or omission of any other Bank.

            Section 11. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay (a) the reasonable cost of (i) producing and reproducing this Agreement and other instruments mentioned herein and (ii) any taxes (including any interest and penalties in respect thereto) or filing fees payable by the Agent and the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Agent and the Banks with respect thereto); (b) the reasonable fees, out-of-pocket expenses and disbursements of the Agent and the reasonable fees, expenses and disbursements of the Agent's special counsel incurred in connection with the preparation, administration or interpretation of this Agreement and other instruments mentioned herein, each closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder;
(c) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or any Bank in connection with (i) the enforcement of or preservation of the Agent's or any Bank's rights under this Agreement and the other Loan Documents or the administration thereof after the occurrence of a Default or Event of Default and (ii) in connection with any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any Banks' relationship with the Company hereunder or under any predecessor financing arrangement. The covenants of this Section 11 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

            Section 12. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Company of the proceeds of any of the Loans, and (b) the Company entering into or performing this Agreement or any of the other Loan Documents or in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this Section 12 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

            Section 13. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes or in any Loan Documents or other papers delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes remains outstanding and unpaid or the Banks have any obligation to make any Loans hereunder.

            Section 14. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Banks.

            Section 15. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier or sent by telegraph, telecopy, telefax, or telex and confirmed by delivery via courier or postal service, addressed as follows (or at such other address for notices as is furnished in writing in accordance with this Section):

Address for notices to the Agent or CoreStates:

                              Paul Hogan
                              Vice President
                              CoreStates Bank, N.A.
                              FC 1-8-12-1
                              1345 Chestnut Street
                              Philadelphia, PA  19101

With a copy to:

                              Scott Benjamin
                              Senior Vice President
                              CoreStates Bank, N.A.
                              FC 1-8-12-1
                              1345 Chestnut Street
                              Philadelphia, PA 19101

Address for notices to
First Union National Bank:

                              David F. Grams
                              Assistant Vice President
                              Healthcare Finance Group
                              First Union Capital Markets
                              One First Union Center
                              301 South College Street
                              Charlotte, NC  28288-0735

Address for notices to
NationsBank, N.A.:

                              Kevin Wagley
                              Corporate Finance Officer
                              Healthcare Finance Group
                              NationsBank, N.A.
                              One NationsBank Plaza, 5th Floor
                              Nashville, TN  37239-1697

Address for notices to
the Company:

                              Cheryl K. Ramagano
                              Vice President & Treasurer
                              Universal Health Realty Income Trust
                              367 South Gulph Road
                              King of Prussia, PA 19406

            Any Bank (including CoreStates Bank, N.A. in its capacity as Agent) giving any notice to the Company shall simultaneously send a copy thereof to the other Banks.

            Except as otherwise expressly provided herein with respect to any particular notice or demand to be given or made hereunder, any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, on the earlier of actual receipt thereof or three (3) Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

            Section 16. GOVERNING LAW, ETC. THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE

ADDRESS SPECIFIED IN Section 15. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

            Section 17. ENTIRE AGREEMENT, ETC. This Agreement, together with the other Loan Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 19.

            Section 18. WAIVER OF JURY TRIAL. THE COMPANY AND THE BANKS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE NOTES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

            Section 19.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

            (a) Except as otherwise expressly set forth in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any term of this Agreement or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, or any other provision of this Agreement or the Letter of Credit Documents to the contrary, decreases in the rates of interest on the Notes, forgiveness of any amounts due under the Notes, extensions in the stated maturity of the Notes or the stated expiration date of any Letters of Credit or in the time for payment of any interest or fees payable hereunder, increases in the Commitment Amounts or Commitment Percentages, and decreases in the amount of the Commitment Fee or other fees payable hereunder may not be made without the written consent of the Company and each of the Banks; neither the definition of Majority Banks nor Section s 7.11, 7.12 or 19 of this Agreement may be amended without the written consent of the Company and each of the Banks; and the amount of any fee payable to the Agent in connection herewith and Section 10 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

            (b) In the event the Company seeks an amendment of a dollar limitation set forth in Section 7.27 or Section 7.28, the Company shall provide notice to each Bank of such request in substantially in the form of Exhibit E. So long as no Default or Event of Default exists, if any Bank fails to respond to such request within ten Business Days of receipt of such notice, the Bank shall be deemed to have assented to such request. Each notice by the Company shall state that a failure to respond within such period shall be deemed to constitute assent to the request and shall be accompanied by all relevant information necessary for the Banks to evaluate such request.

            Section 20. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            Section 21. ASSIGNMENTS; PARTICIPATIONS.

            Section 21.1 ASSIGNMENTS AND PARTICIPATIONS.

            (a) The Company acknowledges and agrees that a Bank may at any time grant participations in all or any portion of its pro rata share of the Loans and Letters of Credit or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank or lending institution ("Participants"); provided, however, that: (i) all amounts payable by the Company shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loan or postpone the date fixed for any payment of principal of or interest or fees on the Loan or extend the expiration date of any Letter of Credit or amend the amount of the Commitment or Commitment Percentage of such Bank; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make advances hereunder.

            (b) Except as otherwise provided in subSection (a), no Bank may assign, sell, or transfer all or any portion of its pro rata share of the Loans or any Note or Letter of Credit or of its right, title or interest therein or in or to this Agreement, to any other bank or lending institution without the prior written consent of the Company and Agent (which consents may not be unreasonably withheld), execution by the assignee Bank of an Assignment Agreement in form and substance reasonably satisfactory to the Company and the Banks, and payment of an assignment fee by the assigning Bank to the Agent in the amount of $2,500. In no event shall any such assignment, sale or transfer (i) be in an aggregate principal amount of less than $2,500,000 or (ii) reduce the assigning Bank's Commitment below 51% of its original Commitment.

            Section 21.2.MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 21 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C, Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

            Section 21.3.DISCLOSURE. The Company and the Banks agree that any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignee Banks or participants and potential assignee Banks or participants hereunder; provided that such assignee Banks or participants or potential assignees or participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                             UNIVERSAL HEALTH REALTY INCOME TRUST


                             By:_________________________________
                                Title:


                             CORESTATES BANK, N.A.,
                             individually and as Agent


                             By:_________________________________
                                Title:


                             NATIONSBANK, N.A.


                             By:______________________________________
                                Title:


                             FIRST UNION NATIONAL BANK

                             By:_________________________________
                                Title:

                                                                     EXHIBIT A


                             REVOLVING CREDIT NOTE


$______________                                          _______________, 1996


        For value received, UNIVERSAL HEALTH REALTY INCOME TRUST ("Maker"), hereby unconditionally promises to pay to the order of _______________________ ("Bank"), the principal sum of ______________ Million Dollars ($___,000,000) or so much thereof as shall have been advanced as Loans under the Credit Agreement (referred to below) and shall then be outstanding, in lawful money of the United States of America in immediately available funds, together with interest payable on the unpaid principal balance at such interest rate or rates and at such times and in the manner as specified in the Credit Agreement; provided, however, that all Loans shall be due and payable in full on or before the Maturity Date as provided in the Credit Agreement. All such payments shall be remitted to the Agent on behalf of the Bank at the address set forth in
Schedule 1 to the Credit Agreement or at such other place as the Agent may designate. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned in the Credit Agreement.

        This Note arises out of a certain Amended and Restated Revolving Credit Agreement dated as of September ___, 1996, among the Maker, CoreStates Bank, N.A., for itself and as Agent, and the additional banks signatories thereto (herein the "Credit Agreement"), to which reference is made for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided under which the principal hereof and accrued interest thereon and any other amounts payable, if any, may be prepaid or may become immediately due and payable.

        The Maker hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notice or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, excepting any notice requirement set forth in the Credit Agreement. No failure on the part of the holder of this Note in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy hereunder. No modification or waiver of any provision of this Note shall in any event be effective unless the same shall be in writing, in accordance with
Section 19(a) of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

        Notwithstanding the face amount of this Note, the Maker's liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank, including principal and interest, in respect of the Loans under the Credit Agreement, together with all fees and expenses, (including without limitation costs of enforcement) provided for in the Credit Agreement and as established by the Agent's books and records, which books and records shall be conclusive absent manifest error.

        This Note shall deemed to have been made under and shall be governed by the laws of the Commonwealth of Pennsylvania in all respects, including matters of construction, validity and performance, without regard to principles of conflict of laws.

        IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has executed this Note as of the date first above written.

                                        UNIVERSAL HEALTH REALTY
                                        INCOME TRUST

                                        By: ____________________________
                                            Title:

[FULBRIGHT & JAWORSKI LLP. LETTERHEAD]



September __, 1996

NationsBank, N.A.
First Union National Bank
CoreStates Bank, N.A.
c/o CoreStates Bank, N.A., Agent
FC 1-8-12-1
1345 Chestnut Street
Philadelphia, PA 19101

Ladies and Gentlemen:

        We have served as counsel to Universal Health Realty Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), in connection with a certain Amended and Restated Revolving Credit Agreement dated as of September __, 1996 (the "Loan Agreement") among the Company, NationsBank, N.A., First Union National Bank and CoreStates Bank, N.A., individually and as Agent, and in connection with the execution and delivery by the Company of certain Revolving Credit Notes (collectively, the "Notes") pursuant to the Loan Agreement. The Loan Agreement and the Notes are sometimes hereinafter collectively referred to as the "Loan Documents." Each capitalized term used herein that is defined in the Loan Agreement and that is not otherwise defined herein shall have the meaning specified for such term in the Loan Agreement.

        In connection with this opinion, we have examined the Loan Documents, originals, or copies certified to our satisfaction, of the Declaration of Trust and By-Laws of the Company, and such other corporate records, documents and instruments as we deem necessary or relevant as a basis for the opinions hereinafter expressed.

        In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company) on, and the authenticity of, all documents submitted to us as originals, the legal capacity of each person signatory to any of such documents and the conformity to original documents of all documents submitted to us as certified or photostatic. Further, in rendering the opinions expressed herein, we have assumed that the Loan Agreement has been duly authorized, executed and delivered by each of the parties thereto other than the Company, and constitutes the legal, valid and binding obligations of each such party thereto other than the Company.

September ___, 1996
Page 2


        As to various questions of fact material to such opinions as they relate to the Company, we have consulted with responsible officials or representatives of the Company and have relied exclusively upon a certificate or certificates of its officers and of certain public officials and upon the representations and warranties (including the schedules), agreements and other facts set forth in the Loan Agreement. We have made no effort to independently verify the facts set forth in any such certificate or the Loan Agreement; however, nothing has come to our attention that would cause us to believe such reliance is not justified.

        Based upon and subject to the foregoing, we advise you that in our opinion, subject in all respects to the assumptions, qualifications, exceptions and limitations set forth herein:

        1. The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such State to own its properties and conduct its business as now conducted or as presently contemplated and is duly authorized to do business, and is in good standing as a foreign business entity, in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company.

        2. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby (i) are within the authority of the Company and have been duly authorized by all necessary proceedings, (ii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or, to our knowledge, any judgment, order, writ, injunction, license or permit applicable to the Company, so as to materially adversely affect the assets, business or financial condition of the Company, and (iii) do not conflict with any provision of the Declaration of Trust or By-Laws of the Company or any agreement or instrument known to us to which the Company is a party or by which it may be bound.

        3. The agreements and obligations of the Company contained in the Loan Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms and provisions thereof.

        4. The execution, delivery and performance by the Company of the Loan Documents and the transactions contemplated thereby do not require any approval or consent of, or filing with, any governmental agency or authority.

September ___, 1996
Page 3


        5. To the best of our knowledge, the Company is not in violation of any provision of its Declaration of Trust, or its By-Laws, any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, including without limitation, as it relates to the Company, the provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder governing real estate investment trusts, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the business, assets or financial condition of the Company.

        6. The Company is not a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; and the Company is not a "registered investment company" or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        7. To the best of our knowledge (although we have made no independent inquiry), there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company before any court, tribunal or administrative agency or board which, if adversely determined, might, in either case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Company or materially impair the right of the Company to carry on business substantially as now conducted or result in any substantial liability not adequately covered by insurance or for which adequate reserves are not maintained on the balance sheets of the Company or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto.

        The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

          A. The opinions expressed herein are qualified to the extent that the validity or enforceability of any provision of any Loan Document or of other agreements, instruments or documents referred to in any Loan Document, or of any rights or remedies granted pursuant to any Loan Department of any of such other agreements, instruments or documents, may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors generally, (ii) the availability of the remedy of specific performance or any other equitable remedy within the discretion of a court, or (iii) duties and standards imposed on creditors from time to time, including, without limitation, good faith, reasonableness and fair dealing.

          B. In rendering the opinions expressed herein, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of the Loan

September __, 1996
Page 4

Agreement (i) relating to severability or pursuant to which a party purports to waive rights, claims or defenses to the extent that such rights, claims or defenses cannot be waived under applicable law, (ii) relating to any indemnification against losses or expenses caused by the gross negligence, willful misconduct, fraud or illegal conduct of the indemnified party, or which might be limited by public policy, or (iii) purporting to waive obligations or standards of good faith, diligence, reasonableness or care under applicable principles of common law and judicial decisions.

        C. In rendering our opinion set forth in paragraphs 1 and 5, we have, with your permission, relied as to certain factual matters on the Officer's Certificate of Kirk E. Gorman, President of the Company as to certain legal matters contained in paragraph 1, upon the opinion of Bruce R. Gilbert, General Counsel to the Company.

        D. In rendering our opinion set forth in paragraph 1 as to the organization, existence and good standing of the Company, we have, with your permission, relied solely on the Certificate, dated September 16, 1996, from the Maryland State Department of Assessments and Taxation as to the due organization, legal existence and good standing of the Company in Maryland.

        E. We are authorized to practice law in the State of New York, and we have made such examination of the laws of the State of New York and the federal laws of the United States of America as we deem relevant and necessary for the purposes of this opinion. We do not purport to render any opinion with regard to the laws, regulations or the like of any other jurisdiction. We note that the Loan Documents are governed by the laws of the Commonwealth of Pennsylvania. For purposes of this opinion we have assumed, without independent verification, that the laws of the Commonwealth of Pennsylvania are identical in all material respects to the laws of the State of New York.

        F. Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or words of similar import, it is intended to indicate that no information has come to the attention of the partner responsible for the client representation or lawyers currently with our Firm who have worked on the transactions contemplated by the Loan Documents which would give us actual knowledge of the existence or absence of such facts, as appropriate. Moreover, we have not undertaken any independent investigation to determine the existence or absence of such facts, and any limited inquiries made by us during the presentation of this opinion should not be regarded as such investigation.

        G. The opinions expressed herein are given as of the date hereof, based upon the facts and the laws, regulations and the like in existence and in force and effect on and as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein after the date hereof. These opinions are rendered solely for your benefit and the benefit of the Banks in

September __, 1996
Page 5

connection with the transactions contemplated by the Loan Agreement and are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor may they be used or relied upon by anyone else.

                                        Very truly yours,

                                                                EXHIBIT C

                 [Universal Health Service Logo and Letterhead]


                        , 1996




NationsBank, N.A.
Fulbright & Jaworski L.L.P.
First Union National Bank
CoreStates Bank, N.A.
c/o CoreStates Bank, N.A.
FC 1-8-12-1
1345 Chestnut Street
Philadelphia, PA 19101

Dear Sirs:

        I am General Counsel of Universal Health Realty Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), and an furnishing this opinion in connection with a certain Amended and Restated Revolving Credit Agreement dated as of September __, 1996 (the "Loan Agreement") among the Company, NationsBank, N.A., First Union National Bank, CoreStates Bank, N.A., individually and as Agent, and in connection with the execution and delivery by the Company of certain Revolving Credit Notes (collectively, the "Notes") pursuant to the Loan Agreement. The Loan Agreement and the Notes are sometimes hereinafter collectively referred to as the "Loan Documents."

        In connection with the opinions set forth below, I have examined the original or copies authenticated to my satisfaction of the Loan Documents and of the Declaration of Trust and By-Laws of the Company, and certificates of public authorities and officers of the Company,and such other agreements, documents, instruments and records as I have deemed necessary or appropriate.

        Based upon the foregoing, it is my opinion that:

        1. The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such State to own its properties and conduct its business as now conducted or as presently contemplated and is duly authorized to do business, and is in good standing as a foreign business entity, in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company.

        2. The execution, delivery and performance of the Loan Documents to which Company is a party and the transactions contemplated thereby (i) are within the authority of the Company and have been dully authorized by all necessary proceedings, (ii) do not conflict with or result in any material breach or contravention of any provision of law, statue, rule or regulation to which the Company is subject or, to my knowledge after due inquiry, any judgment, order, writ, injunction, license or permit applicable to the Company, so as to materially adversely affect the assets, business or financial condition of the Company, and (iii) do not conflict with any provision of the Declaration of Trust or By-Laws of the Company or any agreement or instrument known to me to which the Company is a party or by which it may be bound.

                 [Universal Health Service Logo and Letterhead]



                        , 1996




NationsBank, N.A.
Fulbright & Jaworski L.L.P.
First Union National Bank
CoreStates Bank, N.A.
c/o CoreStates Bank, N.A., Agent
             , 1996

Page 2

        3. The execution, delivery and performance by the Company of the Loan Documents and the transactions contemplated thereby do not require any approval or consent of, or filing with, any governmental agency or authority.

        4. To the best of my knowledge, the Company is not in violation of any provision of its Declaration of Trust, or its By-laws, any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statue, license, rule or regulation, including without limitation, in the case of the Company, the provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder governing real estate investment trusts, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the business assets or financial condition of the Company.

        5. To the best of my knowledge, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company before any court, tribunal or administrative agency or board which, if adversely determined, might, in either case on in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Company or materially impair the right of the Company to carry on business substantially as now conducted or result in any substantial liability not adequately covered by insurance or for which adequate reserves are not maintained on the balance sheets of the Company or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto.

        This opinion is rendered solely for your benefit in connection with the subject transaction and is not to be otherwise furnished to third parties, used, circulated, quoted or relied upon, without my prior written consent.

                                Very truly yours,




                                Bruce R. Gilbert
                                General Counsel

                                                                     EXHIBIT D


                      UNIVERSAL HEALTH REALTY INCOME TRUST
                       CREDIT AGREEMENT COMPLIANCE RATIOS
                      ------------------------------------


                             Date: _______________
                         (in thousands, except ratios)


7.5     Tangible Net Worth:
        ------------------
        Capital stock and surplus               $
        Less intangibles
        Less write ups
        Total Tangible Net Worth                $
                                                -------
        Minimum compliance level                $90,000
                                                -------

7.6     Ratio of Total Liabilities
        to Tangible Net Worth:
        --------------------------
        Total Liabilities                       $
                                                -------
        Total Tangible Net Worth                $
                                                -------
        Ratio ($_____divided by $_____)            ----

        Maximum permitted ratio                    1.00
                                                   ----

7.7     Debt Service Coverage Ratio:
        ----------------------------
        Cash Flow Available for Debt
        Service:
          Net Income                            $
          Interest Expense, including
            commitment, facility and
            other fees
          Depreciation and Amortization
            (Gains)/Losses on Sale of
            Real Estate                         -------
                                                $
                                                -------
        Debt Service Charges:
          Interest Expense, including           $
            commitment, facility and
            other fees
          Required principal payments
          15% of Outstanding Revolver
            Loans and Letters of
            Credit                              -------
                                                $
                                                -------
        Ratio ($_____divided by $_____)            ----

        Minimum Permitted Ratio                    1.50
                                                   ----

7.8   Debt to Cash Flow Available for Debt Service:
      ---------------------------------------------

      Debt:                                             $
                                                        _______

      Cash Flow Available for Debt Service:
        Net income                                      $
        Interest Expense, including commitment,
          facility and other fees
        Depreciation and Amortization
        (Gains)/Losses on Sale of Real Estate           _______
                                                        $
                                                        -------
        Ratio ($______ divided by $______)                 ----

        Maximum Permitted Ratio                            3.50
                                                           ----

7.10  Secured Debt
      ------------

 (i)  Unsecured Indebtedness                            $
                                                        -------
      Facility Cash Flow Available for Debt Service
      generated by all Unencumbered Properties:
        Net Income                                      $
        Interest Expense, including commitment,
          facility and other fees
        Depreciation and Amortization
        Rental expenses
        Management fees
        Intercompany interest expense                   -------
                                                        $
                                                        -------
      Maximum Permitted Ratio                              2.50
                                                           ----
                                                        $
                                                        -------
(ii)  Secured Indebtedness                              $20,000
      Maximum

DISPLAY CALCULATION OF DEBT TO ADJUSTED CASH FLOW
  AVAILABLE FOR DEBT SERVICE RATIO:

                                                                      EXHIBIT E


                                 FORM OF NOTICE

           [Full Letterhead of Universal Health Realty Income Trust]


                                                          _______________, 19__



To the Banks party to the
Credit Agreement referred
to below and CoreStates Bank,
N.A. as Agent
FC 1-8-12-1
1345 Chestnut Street
Philadelphia, PA 19101

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Revolving Credit Agreement dated as of September __, 1996, as hereafter amended from time to time (the "Credit Agreement"), among Universal Health Realty Income Trust (the "Company"), the banking institutions signatories thereto (the "Banks") and CoreStates Bank, N.A., as Agent for the Banks.

        In accordance with Section 19(b) of the Credit Agreement, the Company requests that the $_________ limit on [AGGREGATE] [INDIVIDUAL] [MORTGAGE LOANS] [CONSTRUCTION LOANS] set forth in Section [7.28] [7.29] of the Credit Agreement be increased to $_________, effective _______________. Background information regarding this request is enclosed.

        PLEASE BE ADVISED THAT UNDER THE TERMS OF SECTION 19(b) OF THE CREDIT AGREEMENT, IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN TEN BUSINESS DAYS OF RECEIPT OF THIS REQUEST AND NO DEFAULT OR EVENT OF DEFAULT EXISTS, YOU WILL BE DEEMED TO HAVE ASSENTED TO THIS REQUEST.

                                        Very truly yours,


                                        UNIVERSAL HEALTH REALTY
                                        INCOME TRUST


                                        By: _____________________________
                                        [Name]
                                        [Title]

                                   SCHEDULE 1
                                   COMMITMENTS



                                                                Commitment
Bank                                      Commitment            Percentage
----                                      ----------            ----------

CoreStates Bank, N.A.                    $35,000,000                 50%


NationsBank, N.A.                        $20,000,000               28.6%


First Union National Bank                $15,000,000               21.4%

                                   SCHEDULE 2
                            APPLICABLE MARGIN & FEES


                           (Expressed as basis points)


              Eurodollar      Adjusted C/D      Letter of       Commitment
  Ratio*     Rate Margin      Rate Margin      Credit Fee          Fee
  ------     -----------      ------------     ----------       ----------

< 1.75           62.5             75.0            62.5             15.0
< 2.50           75.0             87.5            75.0             20.0
< 3.00           87.5            100.0            87.5             25.0
> 3.00          112.5            112.5           112.5             37.5

* Debt to Adjusted Cash Flow Available for Debt Service Ratio

                                   SCHEDULE 3
                              PAYMENT INSTRUCTIONS



            CoreStates Bank, N.A.
            031000011
            Attention:           Loan Accounting Department
            Account Number:      01320452
            Reference:           Universal Health Realty Income Trust